UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
____________________
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
TRULIEVE CANNABIS CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TRULIEVE CANNABIS CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF TRULIEVE CANNABIS CORP.
AND
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD VIRTUALLY ON JUNE 9, 2026
(www.virtualshareholdermeeting.com/TCNNF2026)
This proxy statement is dated April 27, 2026, and is first being made available to shareholders on or about April 27, 2026.

Trulieve Cannabis Corp.
3494 Martin Hurst Road
Tallahassee, Florida 32312
Notice of Annual Meeting of Shareholders (the “Notice”)
The 2026 annual meeting of shareholders (the “Meeting”) of Trulieve Cannabis Corp., a British Columbia corporation (the “Company”), will be a virtual meeting held on June 9, 2026 beginning at 11:00 a.m. (Eastern Time), at www.virtualshareholdermeeting.com/TCNNF2026.
The following matters will be considered at the Meeting:
1.To set the number of directors of the Company at seven (7);
2.To elect directors of the Company for the forthcoming year from the nominees proposed by the board of directors of the Company (the “Board”);
3.To conduct a non-binding advisory vote on the compensation of the Company’s named executive officers;
4.To ratify the selection by the Audit Committee of the Board of WithumSmith+Brown, PC as auditors for the Company for the year ending December 31, 2026; and
5.To conduct any other business as may properly come before the Meeting or any adjournment(s) or postponements of the Meeting.
This Notice of Meeting is accompanied by the proxy statement and the accompanying form of proxy (“Proxy Instrument”). As permitted by applicable securities law, the Company is using notice-and-access to deliver the proxy statement to shareholders. This means that the proxy statement is being posted online to access, rather than being mailed out. Notice-and-access substantially reduces the Company’s printing and mailing costs and is environmentally friendly as it reduces paper and energy consumption. On or about April 27, 2026, we expect to make available the proxy statement, the audited annual consolidated financial statements of the Company for the fiscal year ended December 31, 2025, together with the notes thereto, and the independent auditor’s report thereon and the related management’s discussion and analysis on the “Financials” section of the Company’s website at investors.trulieve.com, the SEC’s website at www.sec.gov and SEDAR+ at www.sedarplus.com . Shareholders will still receive a Proxy Instrument or a voting instruction form in the mail so they can vote their shares but, instead of receiving a paper copy of the proxy statement, they will receive a notice with information about how they can access the proxy statement electronically and how to request a paper copy.
The record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Meeting or any adjournment(s) or postponements of the Meeting is April 13, 2026 (the “Record Date”). Shareholders of the Company whose names have been entered in the register of shareholders of the Company at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting or any adjournment(s) or postponements of the Meeting.
A shareholder of the Company may attend the Meeting live via webcast or may be represented by proxy. Registered shareholders of the Company who are unable to attend the Meeting or any adjournment(s) or postponements of the Meeting via the webcast are requested to date, sign and return the accompanying Proxy Instrument for use at the Meeting or any adjournment(s) or postponements of the Meeting.
To be effective, the enclosed Proxy Instrument must be returned to Broadridge (“Broadridge”) by mail using the enclosed return envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Alternatively, you may vote by Internet at www.proxyvote.com and clicking “Vote” or by calling 1-800-690-6903. All instructions are listed on the enclosed Proxy Instrument. Your proxy or voting instructions must be received in each case no later than 11:59 p.m. (Eastern Time) on June 8, 2026 or, if the Meeting is adjourned, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) before the beginning of any adjournment(s) to the Meeting.
Whether or not you plan to attend the Meeting via live webcast, we encourage you to read this proxy statement and promptly vote your shares. For specific instructions on how to vote your shares, please refer to the section entitled “How You Can Vote” and to the instructions on your proxy or voting instruction card.

DATED as of April 27, 2026
By Order of the Board of Directors

/s/ Eric Powers
Eric Powers
Chief Legal Officer and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2026.
The Notice of Annual Meeting and Proxy Statement are available online at the “Financials” section of our website at investors.trulieve.com. The 2025 Annual Report to Shareholders, which includes our Form 10-K for the year ended December 31, 2025, is also available online at the “Financials” section of our website at investors.trulieve.com.
YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR PROXY OVER THE INTERNET BY VISITING WWW.PROXYVOTE.COM OR BY TELEPHONE 1-800-690-6903 OR MARK, SIGN, DATE AND RETURN YOUR PROXY CARD BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING.

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2026

This proxy statement contains information about the 2026 annual meeting of shareholders (the “Meeting”) of Trulieve Cannabis Corp., to be held via live webcast on June 9, 2026 beginning at 11:00 a.m. (Eastern Time), at www.virtualshareholdermeeting.com/TCNNF2026. The board of directors of Trulieve Cannabis Corp. (the “board of directors” or the “Board”) is using this proxy statement to solicit proxies for use at the Meeting. Unless the context otherwise requires, references to “we,” “us,” “our,” “Company” or “Trulieve” or similar terms refers to Trulieve Cannabis Corp. together with its wholly-owned subsidiaries. The mailing address of our principal executive offices is 3494 Martin Hurst Road, Tallahassee, Florida 32312.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke it at any time up to and including the last business day preceding the day of the Meeting by giving our Corporate Secretary written notice to that effect or at the Meeting by providing written notice to our Corporate Secretary to that effect.

We made this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 available to shareholders on April 27, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders to be Held on June 9, 2026:

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2026, except for exhibits, will be furnished without charge to any shareholder upon written request to our Corporate Secretary at IR@trulieve.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available on the “Financials” section of our website at investors.trulieve.com, the SEC’s website at www.sec.gov and SEDAR+ at www.sedarplus.com.

i

ABOUT THE ANNUAL MEETING AND VOTING
Proxy Materials

Why am I receiving these materials?

Our Board is using this proxy statement to solicit proxies for use at the Meeting to be held via live webcast on June 9, 2026 and is making these materials available by posting them online to access, rather than mailing them out unless requested by a shareholder. The cost of any solicitation will be borne by the Company. Proxies may also be solicited personally by employees of the Company at nominal cost to the Company.

As a shareholder, you are invited to attend the Meeting and are entitled and requested to vote on the business items described in this proxy statement. This proxy statement is furnished in connection with the solicitation of proxies by or on behalf of management of the Company and the Board. This proxy statement is designed to assist you in voting your shares and includes information that we are required to provide under the rules of the SEC and applicable Canadian securities laws.

These proxy materials are being sent to both registered and non-registered shareholders. In some instances, the Company has distributed copies of the Notice, the proxy statement and the accompanying Proxy Instrument (collectively, the “Documents”) to clearing agencies, securities dealers, banks and trust companies, or their nominees (collectively “Intermediaries”, and each an “Intermediary”) for onward distribution to shareholders whose shares are held by or in the custody of those Intermediaries (“Non-registered Shareholders”). The Intermediaries are required to forward the Documents to Non-registered Shareholders.

Solicitation of proxies from Non-registered Shareholders will be carried out by Intermediaries, or by the Company if the names and addresses of Non-registered Shareholders are provided by the Intermediaries.

Non-registered Shareholders who have received the Documents from their Intermediary should follow the directions of their Intermediary with respect to the procedure to be followed for voting at the Meeting. Generally, Non-registered Shareholders will either:

•receive a form of proxy executed by the Intermediary but otherwise uncompleted. The Non-registered Shareholder may complete the proxy and return it directly to Broadridge; or

•be provided with a request for voting instructions. The Intermediary is required to send the Company an executed form of proxy completed in accordance with any voting instructions received by the Intermediary.

If you are a Non-registered Shareholder, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of the Company's securities have been obtained from your Intermediary in accordance with applicable securities regulatory requirements. By choosing to send the Documents to you directly, the Company (and not your Intermediary) has assumed responsibility for: (i) delivering the Documents to you; and (ii) executing your proper voting instructions. Non-registered Shareholders who have elected to receive the Documents by electronic delivery (“e-Delivery”) will have received e-mail notification from the Intermediary that the Documents are available electronically on the Company’s website. Please return your voting instructions as specified in the request for voting instructions.

Receiving Future Meeting Materials by Email
e-Delivery ensures that Shareholders receive documents faster, helps reduce printing and postage expenses and creates less paper waste. Shareholders who wish to enroll in e-Delivery may sign up at www.proxyvote.com.

What is included in the proxy materials?

The proxy materials include:
•our Notice of Meeting;
•our proxy statement for the Meeting;

•a Proxy Instrument or voting instruction card; and
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, our Board and board committees, corporate governance, the compensation of our directors and executive officers and other required information.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of the materials, please request the additional copy by contacting our Corporate Secretary at IR@trulieve.com or by calling us at (844) 878-5438. A separate set of the materials will be sent promptly following receipt of your request.

If you are a shareholder of record and wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please contact Broadridge Financial Solutions at:
Broadridge
51 Mercedes Way
Edgewood, NY 11717
1-866-540-7095

If you are a beneficial owner of shares and you wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please contact your bank or broker directly.

Shareholders also may write to, or email us, at the address below to request a separate copy of the proxy materials:

Trulieve Cannabis Corp.
Attn: Corporate Secretary
3494 Martin Hurst Road
Tallahassee, Florida 32312
IR@trulieve.com

Who pays the cost of soliciting proxies for the Meeting?

We will bear the cost of solicitation. This solicitation of proxies is being made to shareholders by mail, but may be supplemented by telephone or other personal contact.

We will not reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial shareholders.

What items of business will be voted on at the Meeting?

The business items to be voted on at the Meeting are:
•to set the number of directors of the Company at seven (7);
•to elect directors of the Company for the forthcoming year from the nominees proposed by the board of directors of the Company (the "Board");
•to conduct a non-binding advisory vote on the compensation of the Company’s named executive officers;
•to ratify the selection by the Audit Committee of the Board of WithumSmith+Brown, PC (“Withum”), as auditors for the Company for the year ending December 31, 2026; and

•to conduct any other business as may properly come before the Meeting or any adjournment(s) or postponements of the Meeting.
How does the Board recommend that I vote?

The Board recommends that you vote:
•“FOR” setting the number of directors at seven (7);
•“FOR” each of its nominees for re-election to the Board until their respective successors are duly elected and qualified;
•“FOR” the approval, on a non-binding advisory basis, on the compensation of the Company’s named executive officers;
•“FOR” the appointment of Withum, as auditors for the Company for the year ending December 31, 2026.

What vote is required to approve each item?

To conduct business at the Meeting, the quorum of shareholders is one person who is, or who represents by proxy, one or more shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the Meeting.

Proposals 1 and 2 – Election of Directors – The affirmative vote of a majority of the shares present or represented by proxy at the Meeting is required to set the number of directors of the Company at seven (7) and elect each director nominee. You may vote "FOR", "AGAINST" or “ABSTAIN” from voting on the proposal to set the number of directors of the Company at seven (7). Abstentions and broker non-votes will have no effect on the outcome of the proposal to set the number of directors at seven (7). You may vote “FOR” or “WITHHOLD” with respect to each of the director nominees. Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

The Board has adopted a “majority voting” policy (the “Majority Voting Policy”). Pursuant to the Majority Voting Policy, at meetings of shareholders at which directors are to be elected, shareholders will vote in favor of, or withhold from voting for, each nominee separately. If, with respect to any particular nominee, the number of votes withheld exceeds the votes cast in favor of the nominee, then pursuant to the Majority Voting Policy the nominee shall be considered not to have received the support of the shareholders, even though duly elected as a matter of corporate law. An individual who is considered under the Majority Voting Policy not to have the support or confidence of the shareholders is expected forthwith to submit his or her resignation from the Board. Upon receiving such resignation, the nominating and corporate governance committee of our Board (the “Nominating and Corporate Governance Committee”), will consider it and make a recommendation to the Board on whether or not to accept the resignation.

In reviewing the Nominating and Corporate Governance Committee’s recommendation, the Board shall consider the factors considered by the Nominating and Corporate Governance Committee and such additional factors as the Board considers relevant. The Board is expected to accept the recommendation of the Nominating and Corporate Governance Committee and to otherwise accept the resignation offer except in situations where exceptional circumstances would warrant the director continuing to serve on the Board. A director who has tendered a resignation pursuant to this policy will not participate in any deliberations of the Nominating and Corporate Governance Committee or the Board with respect to his or her resignation. The resignation will be effective when accepted by the Board. Within ninety (90) days of receiving a director’s resignation, the Board will make a decision and issue a press release either announcing the resignation of the director or explaining why it has not been accepted. In determining whether or not to accept the resignation, the Board will take into account the factors considered by the Nominating and Corporate Governance Committee and any other factors the Board determines are relevant.

Proposal 3 – Non-binding, Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers. The affirmative vote of a majority of the shares present or represented by proxy at the Meeting is required to approve this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of the non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

Proposal 4 – Approval of the Ratification of WithumSmith+Brown, PC as Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares present or represented by proxy at the Meeting is required to approve this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. This proposal is considered to be a routine item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

What happens if additional items are presented at the Meeting?

As of the date of this proxy statement, management of the Company knows of no such amendments, variations or other matters to come before the Meeting. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy Instrument to vote such proxy according to their best judgment.

Where can I find the voting results?

We expect to announce preliminary voting results at the Meeting and to publish final results in a current report on Form 8-K that we will file in the United States with the SEC and in a press release that we will file in Canada on SEDAR+ promptly following the Meeting. Both the Form 8-K and press release will also be available on the “Financials” section of our website at investors.trulieve.com.

You will also be able to vote your shares electronically at the Meeting. We encourage you to vote your shares prior to the Meeting to ensure they are represented. Even if you submit a vote prior to the Meeting, you will have an opportunity to vote again during the Meeting and automatically revoke your earlier vote.

What if during the check-in period or during the Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Meeting. If you encounter any difficulties accessing the virtual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual Meeting login page (www.virtualshareholdermeeting.com/TCNNF2026).

How You Can Vote

What shares can I vote?

You are entitled to vote all shares owned by you on the Record Date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee. At the close of business April 13, 2026, there were 328 shareholders of record holding (i) 169,900,759 outstanding Subordinate Voting Shares, each of which is entitled to cast one (1) vote per Subordinate Voting Share; and (ii) 14 shareholders of record holding 224,063.86 outstanding Multiple Voting Shares, each of which is entitled to cast 100 votes per Multiple Voting Share.

REGISTERED SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM, HER OR IT AT THE MEETING OTHER THAN THE PERSON(S) DESIGNATED IN THE PROXY INSTRUMENT either by striking out the names of the persons designated in the Proxy Instrument and by inserting the name of the person or company to be appointed in the space provided in the Proxy Instrument or by completing another proper form of proxy and, in either case, delivering the completed proxy to Broadridge by mail using the enclosed return envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Alternatively, you may vote by Internet at www.proxyvote.com and clicking “Vote” or by calling 1-800-690-6903.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many of our shareholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Odyssey Trust Company, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to representatives from the Company or to another person, or to vote your shares electronically at the Meeting. You will receive a proxy card to use in voting your shares either by mail or email.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name.

As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Meeting. Your bank, broker, plan trustee or other nominee will provide a voting instruction card for you to use in directing how your shares are to be voted.

How can I vote at the Meeting?

The Meeting will be held entirely online to allow greater participation. Shareholders may participate in the Meeting by visiting the following website: www.virtualshareholdermeeting.com/TCNNF2026. To participate in the Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Meeting.

Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions as described below, so that your vote will be counted if you later decide not to attend.

How can I vote without attending the Meeting?

Whether you hold your shares as a shareholder of record or as a beneficial owner, you may direct how your shares are to be voted without attending the Meeting or any adjournment(s) or postponements of the Meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares. Each registered shareholder submitting a proxy has the right to appoint one or more proxy holders (but not more than five) to represent the shareholder at the Meeting to the extent and with the powers conferred by the proxy.

For directions on how to vote, please refer to the following instructions and those included on your proxy or voting instruction card. A proxy form will not be valid unless completed and deposited in accordance with the instructions set out in the proxy form.

Voting by Internet

Shareholders may vote over the Internet by following the instructions on the proxy or voting instruction card.

Voting by Phone

Shareholders may vote by phone by dialing 1-800-690-6903 from any touch-tone telephone with the proxy or voting instruction card in hand and following the instructions.

Voting by Mail

Shareholders may vote by mail by signing, dating and returning their proxy or voting instruction card to the following address:

Vote Processing, c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717

How do I attend the virtual Meeting?

This year’s Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast. You are entitled to participate in the Meeting only if you were a registered shareholder as of the close of business on April 13, 2026 or if you hold a valid proxy to vote at the annual meeting.

You will be able to attend the Meeting online by visiting www.virtualshareholdermeeting.com/TCNNF2026. You will also be able to vote your shares electronically at the Meeting. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.
The Meeting will begin promptly at 11:00 a.m., Eastern Time. We encourage you to access the Meeting prior to the start time. Online access will open at 10:45 a.m., Eastern Time, and you should allow ample time to log in to the Meeting webcast and test your computer audio system. Technical assistance will be available if you have difficulty logging into the Meeting via a telephone number that will be posted on the login page to the Meeting.

We recommend that you carefully review the procedures needed to gain admission in advance. If you do not comply with the procedures described here for attending the Meeting online, you will not be able to participate online.

What will I need to attend the virtual Meeting?

If you were a shareholder of record as of the close of business on April 13, 2026, or you hold a valid proxy for the Meeting, you may attend the Meeting, vote, and submit a question during the Meeting by visiting www.virtualshareholdermeeting.com/TCNNF2026 and using your 16-digit control number to enter the Meeting. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you may join the meeting by obtaining a proxy from the owner of record. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Meeting.

Will I be able to attend the Meeting without a 16-digit control number?

Yes, you may register to attend the Meeting as a guest, but you will not be able to vote at the Meeting without your 16-digit control number.

Why a virtual Meeting?

We are excited to once again embrace virtual meeting technology, which we believe provides expanded access, improved communications and cost and time savings for our shareholders and the Company. A virtual meeting enables increased shareholder attendance from locations around the world. We believe the cost and time savings afforded by a virtual meeting encourages more shareholders to attend the Meeting, and, importantly, will reduce our environmental impact.

You will be able to attend the Meeting online by visiting www.virtualshareholdermeeting.com/TCNNF2026. You will also be able to vote your shares electronically at the Meeting. We encourage you to vote your shares prior to the Meeting to ensure they are represented. Even if you submit a vote prior to the Meeting, you will have an opportunity to vote again during the Meeting and automatically revoke your earlier vote.

What if during the check-in period or during the Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Meeting. If you encounter any difficulties accessing the virtual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual Meeting login page (www.virtualshareholdermeeting.com/TCNNF2026).

How do I submit questions or comments for the Meeting?

While you will be permitted to vote your shares online at the Meeting, we do not plan to take questions or comments during the Meeting. Shareholders may direct communications to the Company outside of the Meeting to the attention of our Corporate Secretary at our principal executive offices. The mailing address of our principal executive offices is 3494 Martin Hurst Road, Tallahassee, Florida 32312.

How will my shares be voted?

Shares represented by properly executed proxies in favor of persons designated in the printed portion of the enclosed Proxy Instrument WILL, UNLESS OTHERWISE INDICATED, BE VOTED FOR SETTING THE NUMBER OF DIRECTORS OF THE COMPANY AT SEVEN (7), FOR THE ELECTION OF EACH DIRECTOR NOMINEE, FOR THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AND FOR THE APPOINTMENT OF WITHUM AS THE AUDITORS OF THE COMPANY. The shares represented by the Proxy Instrument will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. The enclosed Proxy Instrument confers discretionary authority on the persons named therein with respect to amendments or variations to matters identified in the Notice or other matters which may properly come before the Meeting. As of the date of this proxy statement, management of the Company knows of no such amendments, variations or other matters to come before the Meeting. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy Instrument to vote such proxy according to their best judgment.

Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board.

If you do not return your voting instruction card on a timely basis, your broker will have the authority to vote your brokerage shares only on the proposal to ratify our independent registered public accounting firm. Your broker will be prohibited from voting your shares without your instructions on the election of directors and on any other proposal. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the Meeting and not as votes cast. Such broker non-votes will have no effect on the outcome of the matter.

Will shares that I own as a shareholder of record be voted if I do not timely return my proxy card?

Shares that you own as a shareholder of record will be voted as you instruct on your proxy card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the procedure set out above under the heading “How will my shares be voted?”

If you do not timely return your proxy card, your shares will not be voted unless you or your proxy holder attends the Meeting via the live webcast and any adjournment(s) or postponements of the Meeting and votes electronically submitted during the Meeting as described above under the heading “How can I vote at the Meeting?”

When is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before 11:59 p.m. (Eastern Time) on June 8, 2026 or 48 hours prior to any adjournment(s) of the Meeting or must be deposited at the Meeting with the chairman of the Meeting before the commencement of the Meeting or any adjournment(s) or postponements of the Meeting.

If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

May I change or revoke my vote?

A shareholder who has given a proxy pursuant to this solicitation may revoke it at any time up to and including the last business day preceding the day of the Meeting or any adjournment(s) or postponements of the Meeting at which the proxy is to be used:
•by an instrument in writing executed by the Shareholder or by his, her or its attorney authorized in writing and either delivered to the attention of the Corporate Secretary of the Company by mail using the enclosed return envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;
•by delivering written notice of such revocation to the chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment(s) or postponements of the Meeting; or
•in any other manner permitted by law.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Meeting and voting via the live webcast.

Shareholder Proposals and Director Nominations

What is the deadline to submit shareholder proposals to be included in the proxy materials for next year’s annual meeting?

The Company is subject to the rules of both the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provisions of the Business Corporations Act (British Columbia) (“BCBCA”) with respect to shareholder proposals.

Shareholder proposals submitted pursuant to SEC rules under the Exchange Act for inclusion in the Company’s proxy materials for next year’s annual meeting must be received by our Corporate Secretary no later than the close of business (Eastern time) on December 29, 2026 and must be submitted to our Corporate Secretary at Trulieve Cannabis Corp., 3494 Martin Hurst Road, Tallahassee, Florida 32312. Such proposals must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

Shareholders who wish to nominate a director for next year’s annual meeting must notify us in writing. The notice must be given in the manner and must include the information and representations required by the BCBCA and Rule 14a-19 under the Exchange Act. In order to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (as well as the information required by the Company’s articles and the BCBCA, as applicable), subject to the requirements and deadlines set forth in BCBCA and the regulations thereunder described below. Rule 14a-19 shall not extend any deadline set forth under the advance notice requirements applicable to the Company under the BCBCA.

The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. Proposals submitted under the applicable provisions of the BCBCA that a shareholder intends to present at next year’s annual meeting and wishes to be considered for inclusion in the Company’s proxy statement and form of proxy relating to next year’s annual meeting must be received at least three (3) months before the anniversary of the Company’s last annual meeting (March 9, 2027). Such proposals must also comply with all applicable provisions of the BCBCA and the regulations thereunder, as well as the advance notice provisions for the nomination for election of directors contained in our Articles of Incorporation ("Articles").

Proposals that are not timely submitted or are submitted to the incorrect address or other than to the attention of our Corporate Secretary may, at our discretion, be excluded from our proxy materials.

See below under the heading “How may I nominate director candidates or present other business for consideration at a meeting?” for a description of the procedures through which shareholders may nominate director candidates for consideration.

How may I nominate director candidates or present other business for consideration at a meeting?

Shareholders who wish to (1) submit director nominees for consideration or (2) present other items of business directly at next year’s annual meeting must give written notice of their intention to do so, in accordance with the deadlines and requirements described above, to our Corporate Secretary at the address set forth below under the heading “How do I obtain additional copies of this proxy statement or voting materials?” Any such notice also must include the information required by our Articles (which may be obtained as provided below under the heading “How may I obtain financial and other information about Trulieve Cannabis Corp.?”) and must be updated and supplemented as provided in the articles. Further, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and the Company’s articles and the BCBCA, as applicable, in accordance with the deadlines set forth in the BCBCA. Rule 14a-19 shall not extend any deadline set forth under the advance notice requirements applicable to the Company under the BCBCA.

Under the Company’s articles, written notice of director nominees must be received, in the case of an annual meeting, not less than thirty-five (35) days nor more than sixty-five (65) days prior to the date of the annual meeting of shareholders; provided, however, that if the annual meeting of shareholders is to be held on a date that is less than fifty (50) days after the date on which the initial public announcement of the date of the annual meeting of shareholders was made, notice by the nominating shareholder may be made not later than the close of business on the tenth (10th) day following such public announcement. See “Advance Notice Policy” under “Proposals 1 and 2 - Election of Directors” in this proxy statement. Notwithstanding the foregoing, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and the BCBCA, as applicable, in accordance with the deadlines provided thereunder.

How may I recommend candidates to serve as directors?

Shareholders may recommend director candidates for consideration by the Board by writing to our Corporate Secretary at the address set forth below under the heading “How do I obtain additional copies of this proxy statement or voting materials?” in accordance with the notice provisions described above under the heading “How may I nominate director candidates or present other business for consideration at a meeting?”

To be in proper written form, in addition to the requirements of Rule 14a-19 under the Exchange Act, such notice must set forth the nominee’s name, age, business and residential address, and principal occupation or employment for the past five (5) years, his or her direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and such other information on the nominee and the nominating shareholder as set forth in our Articles, which may be obtained in accordance with the instructions below under the heading “How may I obtain financial and other information about Trulieve Cannabis Corp.?”

Description of the Company’s Voting Securities

The Company is authorized to issue an unlimited number of Subordinate Voting Shares and an unlimited number of Multiple Voting Shares.

At the close of business on April 13, 2026, there were 328 shareholders of record holding (i) 169,900,759 outstanding Subordinate Voting Shares; and (ii) 14 shareholders of record holding 224,063.86 outstanding Multiple Voting Shares. Each Subordinate Voting Share is entitled to cast one (1) vote per Subordinate Voting Share and each Multiple Voting Share is entitled to cast one hundred (100) votes per Multiple Voting Share.

The Subordinate Voting Shares and Multiple Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. Under Canadian securities laws, a “restricted security” means an equity security of a reporting issuer if, among other things, there is another class of securities of the reporting issuer that carries a greater number of votes per security relative to the equity security. As of April 13, 2026, the Subordinate Voting Shares represent approximately 88.3% of voting rights attached to outstanding securities of the Company and the Multiple Voting Shares represent approximately 11.7% of voting rights attached to outstanding securities of the Company.

The total number of equity shares assuming all are converted into Subordinate Voting Shares as of April 13, 2026 would be 192,307,145.

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Holders of Multiple Voting Shares are entitled to notice of and to attend any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could then be converted (currently 100 votes per Multiple Voting Share held).

Notice-and-Access

The Company is using the “Notice-and-Access” provisions of applicable securities laws under Rule 14a-16 under the Exchange Act. Under Notice-and-Access, companies may post electronic versions of such materials on a website for investor access and review and will make such documents available in hard copy upon request at no cost. Notice-and-Access substantially reduces the Company’s printing and mailing costs and is environmentally friendly as it reduces paper and energy consumption. The proxy statement, the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, together with the notes thereto, and the independent auditor’s report thereon and the related management’s discussion and analysis are available on the “Financials” section of our website at investors.trulieve.com, the SEC’s website at www.sec.gov and SEDAR+ at www.sedarplus.com. The Company has elected not to use the procedure known as “stratification” in relation to its use of the “Notice-and-Access” rules.
Obtaining Additional Information

How may I obtain financial and other information about Trulieve Cannabis Corp.?

Our consolidated financial statements are included in our Annual Report on Form 10-K. We filed our Annual Report on Form 10-K with the SEC on February 26, 2026. We will furnish a copy of our Annual Report on Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any shareholder who so requests by writing to our Corporate Secretary at the address below under the heading in “How do I obtain additional copies of this proxy statement or voting materials?” The Annual Report on Form 10-K is also available free of charge on the “Financials” section of our website at investors.trulieve.com, on the SEC’s website at www.sec.gov, and on SEDAR+ at www.sedarplus.com.

By writing to us, shareholders also may obtain, without charge, a copy of our Articles, code of conduct and Board standing committee charters.

What if I have questions for the Company’s transfer agent?

If you are a shareholder of record and have questions concerning share certificates, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address:

Odyssey Trust Company
350 - 409 Granville Street
Vancouver BC V6C 1T2

How do I obtain additional copies of this proxy statement or voting materials?

If you need additional copies of this proxy statement or voting materials, please contact us at:

Trulieve Cannabis Corp.
Attn: Corporate Secretary
3494 Martin Hurst Road
Tallahassee, Florida 32312

IR@trulieve.com

PROPOSALS 1 AND 2 — ELECTION OF DIRECTORS

Our shareholders have authorized the Board, by resolution, to determine the number of directors within the minimum and maximum number of directors set out in our Articles. There are currently eight directors of the Company. Due to other time commitments, Mr. Thad Beshears has elected not to stand for re-election to the Board at the Meeting. Mr. Beshears’ term as a director of the Company will end at the conclusion of the Meeting. Accordingly, at the Meeting, it is proposed to set the number of directors at seven and that seven directors are to be elected at the Meeting.

BOARD SKILLS MATRIX

The following skills matrix sets out skills and expertise that the board considers important to fulfill its oversight role, the specific skills and expertise of each nominee and reflects the current strengths of the board as a whole.

Director:	Foulston	Healy	May	Millner	Morreau	Rivers	Thronson
CEO experience			●	●		●
Public company board experience (excluding Trulieve)	●			●	●		●
Private company board experience	●	●		●	●		●
Officer level other than CEO (last 5 years)	●		●		●
Public company finance experience	●	●		●	●
Retail experience			●	●	●	●
Marketing experience				●			●
M&A experience	●	●		●	●	●
Industry experience			●			●
Independent director	●	●	●	●	●		●
Financial expert	●	●		●	●
No. of current public company boards (excluding Trulieve)					1
No. of current private company boards (excluding Trulieve)	1			1	1
Age as of April 11, 2026	62	74	48	72	67	47	64
Years of service as a director	1	7	9	6	5	11	6

Following the recommendation by the Nominating and Corporate Governance Committee, the Board recommends that the nominees below be elected at the Meeting, each to serve as a director of the Company until the next meeting at which the election of directors is considered, or until his/her successor is duly elected or appointed, unless he/she resigns, is removed or becomes disqualified in accordance with the articles of the Company or the BCBCA. The persons named in the accompanying Proxy Instrument intend to vote for the election of such persons at the Meeting, unless otherwise directed. The Board does not contemplate that any of the nominees will be unable to serve as a director of the Company. However, if anyone nominated by the Board is unable to accept election, the proxies will be voted for the election of such other person or persons as the board may recommend.

The following table and the related notes set out the name and age of each current director and director nominee (as of April 11, 2026), their respective positions and, if applicable, the period during which he/she has been a director of the Company.

Name	Age	Position(s)	Director Since
Thad Beshears (1)(2)	51	Director	2015
Matthew Foulston (2)(3)	62	Director	2025
Peter Healy (1)(2)(3)(4)	74	Lead Director, Chair of Nominating and Corporate Governance Committee	2019
Richard May (2)	48	Director	2017
Thomas Millner (1)(3)	72	Director, Chair of Audit Committee	2020
Jane Morreau (1)(3)	67	Director	2021
Kim Rivers (1)	47	Chair and Chief Executive Officer	2015
Susan Thronson (1)(2)	64	Director, Chair of Compensation and Human Resources Committee	2020

(1) Nominating and Corporate Governance Committee member
(2) Compensation and Human Resources Committee member
(3) Audit Committee member
(4) Lead Director

Biographical Information
Nominees for Election at the Meeting

Matthew Foulston has served as a member of our board of directors since 2025. Mr. Foulston is an accomplished board member and financial executive with extensive international experience and has served as CFO for three publicly listed companies. From July 2023 through June of 2025, he served as an independent director and Chair of both the Audit and Compensation Committees for Hyzon Motors, Inc., a global supplier of zero-emissions hydrogen fuel cell powered commercial vehicles. Mr. Foulston served as Executive Vice President and CFO of Covetrus, Inc. (NASDAQ: CVET), a $4.6 billion global animal health distribution, software, and e-commerce business from 2020 through its take-private transaction at the end of 2022. Previously, from 2016 to 2019, Mr. Foulston served as Executive Vice President and CFO for TreeHouse Foods, Inc. (NYSE: THS), a leading manufacturer and distributor of private label foods and beverages in North America, and from 2014 to 2016 as CFO of Compass Minerals International Inc. (NYSE:CMP). Prior to that, Mr. Foulston spent over 25 years in the automotive sector, including as Senior Vice President, Operations/Corporate Finance and Investor Relations for Navistar International Corporation and Vice President and CFO for Navistar Truck, Senior Vice President and CFO for Mazda North America, as well as in various finance and strategy roles of increasing responsibility for Ford Motor Company in the UK, Germany and the U.S. Mr. Foulston received his Bachelor of Science in Economics from Loughborough University in the United Kingdom. Mr. Foulston is qualified to serve on our board of directors because of his extensive domestic and international experience serving as a board member and financial executive for publicly listed companies.

Peter Healy has served as a member of our board of directors since 2019. An accomplished legal counsel with more than 30 years of experience, Mr. Healy is currently a Partner at McDermott Will & Schulte, LLP, managing a broad-based corporate practice, advising companies on a range of issues, including corporate governance, capital markets (including numerous debt and public offerings), mergers and acquisitions and private equity. His diverse clientele includes public companies, private equity firms and major investment banking firms in a range of industries, including finance, technology, healthcare, biotechnology, real estate and consumer products, among others. He previously was a Partner and Of Counsel at O’Melveny & Myers LLP from 1989 to March of 2020. He holds a Bachelor of Science degree in economics from Santa Clara University, an MBA degree (with distinction) from Cornell University and a JD degree from University of California, Hastings. We believe Mr. Healy is qualified to serve on our board of directors due to his experience representing public and private companies in a wide variety of industries.

Richard May has served as a member of our board of directors since 2017. Mr. May is the President and co-owner of May Nursery, Inc., and has been with that company since 2002 in various roles. He has sat on several agricultural industry and community boards, including as director and chairman of the Gadsden County Chamber of Commerce from 2010 to 2016, as the treasurer and trustee of the Robert F. Munroe Day School from 2012 to 2018 and as a director and president of the

Southern Nursery Association from 2010 to 2016. Mr. May graduated from Auburn University with Bachelor of Science degrees in Agricultural Economics and Horticulture. He is a graduate of the Wedgeworth Leadership Institute for Agriculture and Natural Resources from the University of Florida, and a graduate of the Executive Academy for Growth and Leadership from Texas A&M. Mr. May is a founding member of Trulieve. We believe Mr. May is qualified to serve on our board of directors due to his agricultural and cannabis industry expertise.

Thomas Millner has served as a member of our board of directors since 2020. Mr. Millner brings to Trulieve a combination of executive leadership, merchandising and multichannel operational skills, and a strong philanthropic background. Mr. Millner, who has been retired since 2017, was formerly the CEO of Cabela’s, a direct marketer and specialty retailer of outdoor recreation merchandise, from 2009 to 2017. Prior to Cabela’s, Mr. Millner was president and CEO of North Carolina’s Remington Arms Company from 1994 to 2009, an American manufacturer of firearms and ammunition. Mr. Millner served as a director of Total Wine & More from 2015 to 2019 and again serves as a director from 2025 to present. Mr. Millner previously served as a director and the chair of the audit committee of Best Buy, a multinational consumer electronics retailer from 2014 to 2023, as a director and chair of the audit committee of Stanley Furniture, a furniture manufacturer and retailer from 2001 to 2008, and as a director of Menards, a privately held home improvement company, from 2017 to 2019. We believe Mr. Millner is qualified to serve on our board of directors due to his service as an officer and director of large multi-state corporations in the United States.

Jane Morreau has served as a member of our board of directors since 2021. Ms. Morreau is an experienced independent director and a seasoned global finance executive, with a broad skill set and expertise that includes supply chain management, manufacturing operations, information technology, retail operations, mergers and acquisitions and corporate strategy. Ms. Morreau most recently was the Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a position she held from 2014 to 2021. She joined Brown-Forman, the largest American-owned and publicly traded spirits and wine company with a global reach, in 1991, and held various senior management and executive leadership finance and operational roles during her 30-year career. Before joining Brown-Forman Corporation, Ms. Morreau worked at Kentucky Fried Chicken Corporation (now known as Yum! Brands) and held a number of financial roles. Since 2021, Ms. Morreau has served as a director, the chair of the audit committee and a member of the Nominating, Environmental, Social and Governance Committee of Vita Coco, a leading high-growth platform of better-for-you beverage brands. She has also served as a member of the board of directors, audit committee, and nominating committee of Del Monte Foods Holdings Limited since 2023, as a director, the chair of the finance committee, and a member of the investment committee, nominating and governance committee, and executive committee of the Catholic Education Foundation of Louisville from 2019 to 2025, and as a member of the board of directors of Ole Smoky Distillery from 2023 to 2025. Ms. Morreau holds a Bachelor of Science degree in accounting (with high honors) and an MBA degree, both from the University of Louisville, and is a Certified Public Accountant. We believe Ms. Morreau is qualified to serve on our board of directors due to her extensive leadership experience as well as her broad knowledge and experience in corporate strategy, finance and accounting, her significant background in consumer industries and technology and security, and her board of director service on other boards.

Kim Rivers has served as the Chair of the board of directors and as Chief Executive Officer since 2015. She also previously served as President from 2015 until 2021. Ms. Rivers received her Bachelor’s degree in Multinational Business and Political Science from Florida State University and her Juris Doctorate from the University of Florida. Ms. Rivers is a member of the Georgia Bar Association and she spent several years in private practice as a lawyer where she specialized in mergers, acquisitions, and securities for multi-million dollar companies. For over a decade, Ms. Rivers has run numerous successful businesses from real estate to finance, including as Principal of Inkbridge LLC, an investment firm, since 2011. Ms. Rivers serves as second vice chair of the National Cannabis Roundtable and the Benzinga Cannabis Advisory Board. Ms. Rivers has been recognized as an industry pioneer with accolades including Green Market Report’s Women’s Leadership Award 2022, Top 100 CEOs in Innovation Award 2022, and Most Influential Women in Cannabis Award. We believe Ms. Rivers is qualified to serve on our board of directors due to her service as our Chairperson and Chief Executive Officer and her substantial experience in the cannabis industry.

Susan Thronson has served as a member of our board of directors since 2020. Ms. Thronson is an experienced independent director with global digital, ecommerce and loyalty marketing experience. Ms. Thronson held various operational roles at Marriott International from 1989 to 2005, and was Senior Vice President of Global Marketing for Marriott International from 2005 to 2013, leading Marriott’s worldwide integrated marketing strategy and execution for its portfolio of hotel brands. Since 2013, Ms. Thronson has been self-employed as a management consultant. Ms. Thronson formerly served as a director of Angie’s List from 2012 to 2017, an internet service company, and SONIC Drive-In from 2015 to 2018, an operator of an American drive-in fast-food restaurant chain. She has maintained a National Association of Corporate Directors Governance Fellow credential since 2015 and holds a Bachelor of Arts in Journalism from the

University of Nevada, Reno. We believe Ms. Thronson is qualified to serve on our board of directors due to her service in the hospitality industry and on the board of directors of corporations with operations across the United States.

The persons named in the accompanying Proxy Instrument (if named and absent contrary directions) intend to vote the shares represented thereby FOR the re-election of each of the aforementioned named nominees unless otherwise instructed on a properly executed and validly deposited proxy. Management of the Company does not contemplate that any nominees named above will be unable to serve as a director, but, if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee at their discretion.

Majority Voting for Election of Directors

The Board has adopted the Majority Voting Policy. Pursuant to the Majority Voting Policy, at meetings of Shareholders at which directors are to be elected, Shareholders will vote in favor of, or withhold from voting for, each nominee separately. Any proxy marked “withhold” will count for the purposes of determining a quorum and will have no effect on the result of the votes on election of the nominees, but if the number of votes withheld exceeds the votes cast in favor of the nominee, then pursuant to the Majority Voting Policy the nominee shall be considered not to have received the support of the Shareholders, even though duly elected as a matter of corporate law. An individual who is considered under the Majority Voting Policy not to have the support or confidence of the Shareholders is expected forthwith to submit his or her resignation from the Board. Upon receiving such resignation, the Nominating and Corporate Governance Committee will consider it and make a recommendation to the Board on whether or not to accept the resignation.

In reviewing the Nominating and Corporate Governance Committee’s recommendation, the Board shall consider the factors considered by the Nominating and Corporate Governance Committee and such additional factors as the Board considers relevant. The Board is expected to accept the recommendation of the Nominating and Corporate Governance Committee and to otherwise accept the resignation offer, except in situations where exceptional circumstances would warrant the director continuing to serve on the Board. A director who has tendered a resignation pursuant to this policy will not participate in any deliberations of the Nominating and Corporate Governance Committee or the Board with respect to his or her resignation. The resignation will be effective when accepted by the Board. Within 90 days of receiving a director’s resignation, the Board will make a decision and issue a press release either announcing the resignation of the director or explaining why it has not been accepted. In determining whether or not to accept the resignation, the Board will take into account the factors considered by the Nominating and Corporate Governance Committee and any other factors the Board determines are relevant.

Replacement or Removal of Directors

To the extent directors are elected or appointed to fill casual vacancies or vacancies arising from the removal of directors, in both instances whether by shareholders or directors, the directors shall hold office until the remainder of the unexpired portion of the term of the departed director that was replaced.

Advance Notice Policy

Our Articles include advance notice provisions for the nomination for election of directors (the “Advance Notice Policy”). The Advance Notice Policy provides that any shareholder seeking to nominate a candidate for election as a director (a “Nominating Shareholder”) at any annual meeting of the shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, must give timely notice in proper written form to our Corporate Secretary.

To be timely, a Nominating Shareholder’s notice must be made: (i) in the case of an annual meeting of shareholders (including an annual and special meeting), not less than thirty-five (35) days nor more than sixty-five (65) days prior to the date of the annual meeting of shareholders, provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than fifty (50) days after the date on which the first public announcement of the meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the date of such first public announcement; and (ii) in the case of a special meeting of shareholders (which is not also an annual meeting) called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made. The articles also prescribe the proper written form for a Nominating Shareholder’s notice, which are in addition to the applicable requirements of Rule 14a-8 or Rule 14a-19, as applicable, of the Exchange Act.

Further, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and the Company’s articles no later than sixty (60) calendar days prior to the anniversary of the previous year’s annual meeting date.

The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the notice procedures set forth in the articles and, if any proposed nomination is not in compliance with such provisions, the discretion to declare that such defective nomination will be disregarded.
Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in the Advance Notice Policy.

Corporate Cease Trade Orders, Bankruptcies Penalties or Sanctions

To the Company’s knowledge, no proposed director is or, within the ten (10) years prior to the date of this proxy statement, has been, a director, Chief Executive Officer or Chief Financial Officer of any company (including the Company) that: (i) while that person was acting in that capacity was the subject of a cease trade order or similar order, or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than thirty (30) consecutive days (an “order”); or (ii) after that person ceased acting in that capacity, was subject to an order, which resulted from an event that occurred while that person was acting in the capacity of director, Chief Executive Officer or Chief Financial Officer.

To the Company’s knowledge, no proposed director is or, within the ten (10) years prior to the date hereof, has been, an executive officer of any company (including the Company) that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

To the Company’s knowledge, no proposed director has, during the ten (10) years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold assets of the proposed director.

Certain Relationships and Related Transactions

In addition to the compensation arrangements discussed under “Executive Compensation,” below, since January 1, 2023, the Company has entered into the following Related Party Transactions:

Leases with Related Parties

The Company leases a cultivation facility and corporate office facility from an entity that is indirectly owned by Kim Rivers, the Company’s Chief Executive Officer and Chair of the board of directors, and Richard May, a member of the Company’s board of directors. Lease expense recognized on related party leases was $0.2 million, $0.2 million, and $0.2 million for the years ended December 31, 2025, 2024, and 2023, respectively. The Company believes the terms of these leases are on commercially reasonable market terms.

Other Related Party Agreements

In 2023, the Company entered into an agreement to rent an asset from an entity that is directly owned in part by the Company’s Chief Executive Officer and Chair of the board of directors. The expense related to the use of this asset was $0.3 million, $0.3 million, and $0.2 million for the years ended December 31, 2025, 2024, and 2023, respectively.

Policy Regarding Related Party Transactions

Our board of directors has adopted written policies and procedures for the review and approval of any transaction, arrangement or relationship (or any series of transactions, arrangements or relationships) between us and a related party by our Nominating and Corporate Governance Committee. Our Related Person Transaction Policies and Procedures provide for approval or ratification of any transaction, arrangement or relationship in which we were, are or will be a participant, the amount involved exceeds $120,000 (though transactions involving a lower amount may be material depending upon the facts and circumstances) and one of our executive officers, directors, director nominees or 5% shareholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

The Related Person Transaction Policies and Procedures requires the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Nominating and Corporate Governance Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Nominating and Corporate Governance Committee will review, and, in its discretion, may ratify the related person transaction at the next regularly scheduled meeting. The Related Person Transaction Policies and Procedures permits the chairman of the Nominating and Corporate Governance Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Nominating and Corporate Governance Committee at its next meeting; provided that if ratification is not forthcoming, we will make all reasonable efforts to cancel and annul such transaction.

A related person transaction reviewed under the amended policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Nominating and Corporate Governance Committee will review and consider:

•the related person’s interest in the related person transaction;

•the approximate dollar value of the amount involved in the related person transaction;

•the approximate dollar value of the amount of the related person’s interest in the transaction; and

•whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party and shall also take into account conflicts of interest and corporate opportunity provisions of the Company’s Code of Conduct and Ethics.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, we expect our board of directors will determine that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of the amended policy:

•compensation to an executive officer or director if the compensation is required to be reported in our proxy statement pursuant to Item 402 of Regulation S-K or compensation to an executive officer who is not an immediate family member of another related person, if such compensation would have been required to be reported under Item 402 as compensation earned for services provided to us if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to our board of directors for approval, by the Compensation and Human Resources Committee;

•transactions that are in our ordinary course of business and where the interest of the related person arises only (a) from the related person’s position solely as a director of another corporation or organization that is a party to the transaction; (b) from the direct or indirect ownership by such related person and all other related persons, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction; (c) from both such positions described in (a) and such ownership described in (b); or (d) from the related person’s position as a limited partner in a partnership in which the related person and all other related persons, in the aggregate, have an interest of less than 5%, and the related person is not a general partner of and does not otherwise exercise control over the partnership;

•transactions that are in our ordinary course of business and where the interest of the related person arises solely from the ownership of a class of our equity securities and all holders of such class of our equity securities will receive the same benefit on a pro rata basis; and

•transactions where the rates or charges involved in the transactions are determined by competitive bids.

Requirements under the Business Corporations Act (British Columbia)

Pursuant to the BCBCA, directors and officers are required to act honestly and in good faith with a view to the best interests of the Company. Under the BCBCA, subject to certain limited exceptions, a director who holds a disclosable interest in a material contract or transaction into which we have entered or propose to enter shall not vote on any directors’ resolution to approve the contract or transaction. A director or officer has a disclosable interest in a material contract or transaction if the director or officer:

•is a party to the contract or transaction;

•is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

•has a material interest in a party to the contract or transaction.

Generally, as a matter of practice, directors or officers who have disclosed a material interest in any contract or transaction that the Board is considering will not take part in any Board discussion respecting that contract or transaction. If such directors were to participate in the discussions, they would abstain from voting on any matters relating to matters in which they have disclosed a disclosable interest.

Interests of Management of the Company and Others in Material Transactions

Other than as described elsewhere in this proxy statement, there are no material interests, direct or indirect, of any of our directors or executive officers, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of our outstanding voting securities, or any associate or affiliate of any of the foregoing persons, in any transaction within the year ended December 31, 2025 that has materially affected or is reasonably expected to materially affect the Company or its subsidiaries.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” SETTING THE NUMBER OF DIRECTORS AT SEVEN, AS CONTEMPLATED BY PROPOSAL 1, AND "FOR" THE RE-ELECTION OF THE NOMINEES IN PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our Subordinate Voting Shares and Multiple Voting Shares, as of April 13, 2026, by:

•each person or entity, or group of affiliated persons or entities, known by us to beneficially own more than 5% of our Subordinate Voting Shares;

•each of our directors;

•each of our named executive officers; and

•all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any Super Voting Shares, Multiple Voting Shares and Subordinate Voting Shares that a person has the right to acquire within sixty (60) days of April 13, 2026 through the exercise of stock options, warrants, or other rights are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Each shareholder’s percentage ownership is based on 169,900,759 Subordinate Voting Shares, 224,063.86 Multiple Voting Shares and no Super Voting Shares that were issued and outstanding as of April 13, 2026. Except as otherwise indicated, the address of each of the persons in this table is c/o Trulieve Cannabis Corp., 3494 Martin Hurst Road, Tallahassee, Florida 32312.

	Subordinate Voting Shares (1)		Multiple Voting Shares		Total (2)		Voting(3)
Name of Beneficial Owner	Number Beneficially Owned	% of Subordinate Voting Shares Beneficially Owned	Number Beneficially Owned	% of Multiple Voting Shares Beneficially Owned	Number of Shares of Capital Stock Beneficially Owned	% of Total Capital Stock Beneficially Owned	% of Voting Capital Stock Beneficially Owned
Named Executive Officers and Directors
Kim Rivers (4)	3,714,114	2.19%	161,534	72.09%	19,867,514	10.33%	10.33%
Jason Pernell (5)	508,338	*	45,271	20.20%	5,035,438	2.62%	2.62%
Jan Reese	—	—	—	—	—	—	—
Ryan Blust	186,079	*	—	—	186,079	*	*
Wes Getman (6)	22,634	*	—	—	22,634	*	*
Eric Powers (7)	395,757	*	—	—	395,757	*	*
Kyle Landrum	409,353	*	—	—	409,353	*	*
Matthew Foulston	18,859	*	—	—	18,859	*	*
Peter Healy	93,615	*	—	—	93,615	*	*
Richard May	614,476	*	—	—	614,476	*	*
Thomas Millner	93,485	*	—	—	93,485	*	*
Jane Morreau	86,720	*	—	—	86,720	*	*
Susan Thronson (8)	95,225	*	—	—	95,225	*	*
All directors and executive officers as a group (13)	6,238,655	3.67%	206,805	92.30%	26,919,155	14.00%	14.00%
*Indicates percentage of less than 1.0%

(1)Includes Subordinate Voting Shares subject to stock options that are or become exercisable within sixty (60) days of April 13, 2026 and shares underlying RSUs that will be settled within sixty (60) days of April 13, 2026 as follows:

	Stock Options	RSUs
Kim Rivers	1,106,104	—
Jason Pernell	96,939	—
Jan Reese	—	—
Ryan Blust	148,892	—
Wes Getman (6)	22,634	—
Eric Powers	319,041	—
Kyle Landrum	320,973	—
Matthew Foulston (9)	18,859	—
Peter Healy (10)	81,993	—
Richard May (10)	81,993	—
Thomas Millner (10)	81,993	—
Jane Morreau (10)	81,993	—
Susan Thronson (10)	81,993	—
(2)Total share values are on an as-converted basis. Multiple Voting Shares convert into Subordinate Voting Shares on a one for one hundred basis.
(3)The voting percentages differ from the beneficial ownership percentages because Trulieve’s securities have different voting rights. Holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share can be converted (100 votes per Multiple Voting Share).
(4)Includes 9,867 Multiple Voting Shares held by Traunch IV LLC over which Ms. Rivers may be deemed to exercise voting and investment control. Ms. Rivers disclaims beneficial ownership of the shares of capital stock held by Traunch IV LLC, except to the extent of her pecuniary interest therein.
(5)Includes 22,635 and 22,636 Multiple Voting Shares held by KFP Irrevocable Trust and JBP 2020 Irrevocable Trust, respectively, over which Mr. Pernell may be deemed to exercise voting and investment control. Mr. Pernell disclaims beneficial ownership of the shares of capital stock held by KFP Irrevocable Trust and JBP 2020 Irrevocable Trust, except to the extent of his pecuniary interest therein.
(6)Represents shares held by Mr. Getman directly as of March 6, 2025, based on information available to the Company. The Company has not received information regarding any transactions in such shares following Mr. Getman's separation from the Company.
(7)Includes 1,000 Subordinate Voting Shares held by the spouse of Eric Powers.
(8)Includes 9,740 Subordinate Voting Shares held by Thronson Family Trust UA JUL 21, 2014 over which Ms. Thronson, as a trustee, may be deemed to exercise voting and investment control. Ms. Thronson disclaims beneficial ownership of the shares of capital stock held by Thronson Family Trust UA JUL 21, 2014, except to the extent of her pecuniary interest therein.
(9)Excludes 34,767 RSUs that will be settled on a date that is not later than thirty (30) days after the earlier of (i) the date of a “separation from service,” within the meaning of Section 409A as defined below (a “Separation from Service”) from the Company, (ii) the date of a Change in Control that constitutes a “change in control event” (within the meaning of Section 409A), or (iii) the award anniversary date, either December 1, 2031, or December 1, 2032.
(10)Excludes 61,051 RSUs that will be settled on a date that is not later than thirty (30) days after the earlier of (i) the date of a “separation from service,” within the meaning of Section 409A as defined below (a “Separation from Service”) from the Company, (ii) the date of a Change in Control that constitutes a “change in control event” (within the meaning of Section 409A), or (iii) the award anniversary date, either December 1, 2030, December 1, 2031, or December 1, 2032.

CORPORATE GOVERNANCE

Board of Directors

Our shareholders have authorized the board of directors, by resolution, to determine the number of directors within the minimum and maximum number of directors set out in our Articles. Each director holds office until the close of the next annual meeting of shareholders, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated. The board of directors currently consists of eight directors. Due to other time commitments, Mr. Thad Beshears has elected not to stand for re-election to the Board at the Meeting. Mr. Beshears’ term as a director of the Company will end at the conclusion of the Meeting. Accordingly, at the Meeting, it is proposed to set the number of directors at seven and that seven directors are to be elected at the Meeting. Our business and affairs are managed by or under the direction of the board of directors. Pursuant to the Trulieve Corporate Governance Guidelines (“Guidelines”), and a mandate from our board of directors (“Board Mandate”), the board of directors may establish one or more committees of the board of directors, however designated, and delegate to any such committee the full power of the board of directors, to the fullest extent permitted by law.

We are not currently subject to listing requirements of any national securities exchange which requires that a majority of the board of directors be “independent.” All but one of the seven directors to be elected to the board are considered to be independent under the Canadian Securities Administrators Guidelines and in accordance with National Instrument 52-110—Audit Committees (“NI 52-110”). Under NI 52-110, an independent director is one who is free from any direct or indirect relationship which could, in the view of the board of directors, be reasonably expected to interfere with such director’s exercise of independent judgment. Our independent directors are Matthew Foulston, Peter Healy, Richard May, Thomas Millner, Jane Morreau and Susan Thronson. Kim Rivers is not independent, given that she is our Chief Executive Officer.

The board of directors holds regularly scheduled meetings and at such meetings our independent directors meet in executive session. The board of directors has appointed Peter Healy to serve as our lead independent director.

The board of directors held 12 meetings and took eight actions by unanimous written consent during the year ended December 31, 2025. In 2025, each person serving as a director attended at least 75% of the total number of meetings of our board of directors and any committee on which he or she served.

Our directors are expected to attend the Meeting. Any director who is unable to attend the Meeting is expected to notify the Chairman of the board of directors in advance of the Meeting. All of our directors attended the annual meeting in 2025, either in-person or virtually.

We do not currently have a process for Shareholders to send communications to the board of directors. However, we welcome comments and questions from our Shareholders. Shareholders can direct communications to the Company, with attention to our Corporate Secretary, at our principal executive offices. The mailing address of our principal executive offices is 3494 Martin Hurst Road, Tallahassee, Florida 32312.

Board Committees

The board of directors has three standing committees, the Audit Committee, the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee. The charters for our committees set forth the scope of the responsibilities of each respective committee. The board of directors assesses the effectiveness and contribution of each committee on an annual basis. The current charters for our committees were adopted by the board of directors in April 2026.

Audit Committee

The board of directors has established an Audit Committee. The Audit Committee is currently composed of four members: Thomas Millner (Chair), Matthew Foulston, Peter Healy, and Jane Morreau.

Each of the members of the Audit Committee meets the independence requirements pursuant to NI 52-110 and each is financially literate within the meaning of NI 52-110 and has been determined by our board of directors to be an audit committee financial expert within the meaning of the rules of the SEC.

The Audit Committee operates pursuant to a written charter. The principal duties and responsibilities of the Audit Committee are to assist the board of directors in discharging the oversight of:

•the integrity of our consolidated financial statements and accounting and financial processes and the audits of our consolidated financial statements;

•our compliance with legal and regulatory requirements;

•our external auditors’ qualifications and independence;

•the work and performance of our financial management and our external auditors; and

•our system of disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance, and risk management established by management and the board of directors, including our enterprise risk management systems and cybersecurity-related risks.

In fulfilling its responsibilities, the Audit Committee meets regularly with our auditor and key management members. The Audit Committee has access to all of our books, records, facilities and personnel and may request any information as it may deem appropriate. It also has the authority to retain and compensate special legal, accounting, financial and other consultants or advisors to advise the Audit Committee. Within the PCAOB rules regarding allowed non-audit services, the Audit Committee is responsible for the pre-approval of all non-audit services to be provided by our auditors. The Audit Committee held eight meetings and took one action by unanimous written consent during the year ended December 31, 2025.

Compensation and Human Resources Committee

The board of directors has established a Compensation and Human Resources Committee. The Compensation and Human Resources Committee is currently composed of five members: Susan Thronson (Chair), Thad Beshears, Matthew Foulston, Peter Healy and Richard May. All of the members of the Compensation and Human Resources Committee are independent for purposes of NI 58-101. A director is considered independent for the purposes of NI 58-101 if he or she has no direct or indirect “material relationship” with the issuer, where “material relationship” is defined as a relationship that could, in the view of the issuer’s board of directors, be reasonably expected to interfere with the exercise of a member’s independent judgment.

Due to other time commitments, Mr. Thad Beshears has elected not to stand for re-election to the Board at the Meeting. Mr. Beshears’ term as a director of the Company will end at the conclusion of the Meeting, and the Compensation and Human Resources Committee will thereafter be comprised of four members.

The Compensation and Human Resources Committee operates pursuant to a written charter. The principal duties and responsibilities of the Compensation and Human Resources Committee are to assist the board of directors in discharging its oversight of:

•executive and director compensation;

•executive compensation disclosure;

•management development and succession;

•administering the Company’s equity plans that may be in effect from time to time, in accordance with the terms of such plans; and

•any additional matters delegated to the Compensation and Human Resources Committee by the board of directors.

The Compensation and Human Resources Committee held five meetings and took three actions by unanimous written consent during the year ended December 31, 2025.

Nominating and Corporate Governance Committee

The board of directors has established a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently composed of six members: Peter Healy (Chair), Thad Beshears, Thomas Millner, Jane Morreau, Kim Rivers and Susan Thronson. All of the members of the Nominating and Corporate Governance Committee other than Ms. Rivers are independent for purposes of NI 58-101. Due to other time commitments, Mr. Thad Beshears has elected not to stand for re-election to the Board at the Meeting. Mr. Beshears’ term as a director of the Company will end at the conclusion of the Meeting, and the Nominating and Corporate Governance Committee will thereafter be comprised of five members.

The Nominating and Corporate Governance Committee operates pursuant to a written charter. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are to assist the board of directors in discharging its oversight of:

•corporate governance policies and practices;

•corporate governance disclosure;

•the identification of individuals qualified to become new board of directors members and the recommendation of nominees to the board of directors;

•the review and, if appropriate, approval of all related-party transactions;

•the review and assessment of the independence of each of the directors;

•the review of our orientation and continuing education programs for our directors;

•the review, assessment and, as applicable, reporting of our environmental, social and governance (or “ESG”) programs; and

•any additional matters delegated to the Nominating and Corporate Governance Committee by the board of directors.

The Nominating and Corporate Governance Committee will consider all qualified director candidates identified by various sources, including members of the board of directors, management and shareholders. Candidates for directors recommended by shareholders will be given the same consideration as those identified from other sources. Any Shareholder who wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a nominee for director should follow the procedures described in “Advance Notice Policy” under “Proposals 1 and 2 — Election of Directors” in this proxy statement. The Nominating and Corporate Governance Committee is responsible for reviewing each candidate’s biographical information, meeting with each candidate and assessing each candidate’s independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds and professional expertise, among other factors. The Nominating and Corporate Governance Committee held four meetings and took two actions by unanimous written consent during the year ended December 31, 2025.

Board Oversight of Enterprise Risk

One of the key functions of our board of directors is informed oversight of our risk management process. The board of directors does not have a standing risk management committee and instead administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements.

Board Leadership

The position of Chairperson of the Board of Directors is currently held by Kim Rivers, our Chief Executive Officer. As Chairman of the Board and Chief Executive Officer, Ms. Rivers focuses on the day-to-day operation of the business, our overall leadership and strategic direction, guidance of senior management and leadership of the board of directors. The Board of Directors has determined that it is in the best interest of the Company and its shareholders to combine the roles of Chair of the Board and Chief Executive Officer because of Ms. Rivers’ history as a founder of the Company and uniquely valuable skills as an industry leading executive in regulatory and political matters relevant to the Company and as an industry strategist, among other important skills to the Company.

In 2021, to optimize the effectiveness and independence of the board of directors, the board of directors adopted a Lead Director Charter pursuant to which, in circumstances where the chairman of the board of directors is not independent, then the independent directors will elect a non-management and independent Lead Director. Peter Healy currently serves as Lead Director. The duties of the Lead Director include, but are not limited to: (i) presiding at meetings or “executive sessions” of the independent directors; (ii) presiding at meetings of the board of directors in the absence of the chairman or upon the request of the chairman; (iii) calling meetings of the independent directors, as appropriate; (iv) serving as a liaison to facilitate communications between other members of the board of directors, the chairperson and the chief executive officer, without inhibiting direct communications between and among such persons; (v) advising and consulting with the chairperson and the chief executive officer on, and approving, board and committee meeting schedules and agenda items; (vi) advising and consulting with the chairman and the chief executive officer on the general scope and type of information to be provided in advance and/or to be presented at Board meetings; (vii) serving as a liaison to shareholders who request direct communications and consultation with the Board in coordination with the chairperson and the chief executive officer; (viii) consulting with inside and outside counsel and other advisors as he or she deems appropriate in fulfilling the Lead Director role; (ix) collaborating with the Compensation and Human Resources Committee regarding the annual performance evaluation of the chief executive officer; and (x) collaborating with the Nominating and Corporate Governance Committee on matters related to Board effectiveness and independence including the performance and structure of the Board and its committees, and the performance of individual directors.

Corporate Governance Principles and Code of Ethics

The board of directors is committed to sound corporate governance principles and practices. The board of directors’ core principles of corporate governance are set forth in the Guidelines, which were adopted by the board of directors in October 2018. In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, the board of directors also adopted a Code of Business Conduct and Ethics, which we refer to as our Code of Conduct, which is applicable to all directors, officers and employees. A copy of the Code of Conduct and the Conflicts of Interest Policy are available on our corporate website at investors.trulieve.com. You also may obtain a printed copy of the Code of Conduct by sending a written request to: Investor Relations, Trulieve Cannabis Corp., 3494 Martin Hurst Road, Tallahassee, Florida, 32312.

Compensation and Human Resources Committee Interlocks and Insider Participation

During 2025, our Compensation and Human Resources Committee members were Susan Thronson (Chair), Thad Beshears, Matthew Foulston, Peter Healy and Richard May, none of whom currently is, or formerly was, an officer or employee of the Company. None of our executive officers served as a member of the board of directors or Compensation and Human Resources Committee of any other company that had one or more executive officers serving as a member of our board of directors or Compensation and Human Resources Committee.

EXECUTIVE OFFICERS

The following table provides information with respect to our executive officers as of April 11, 2026:

Name	Age	Position(s)
Kim Rivers	47	Chair and Chief Executive Officer
Jason Pernell	49	President
Jan Reese	58	Chief Financial Officer
Eric Powers	57	Chief Legal Officer and Corporate Secretary
Kyle Landrum	40	Chief Production Officer
Nilyum Jhala	49	Chief Technology Officer
Christine Hersey	52	Chief Corporate Affairs & Strategy Officer
Brett Walsh	39	Chief Accounting Officer

Biographical Information

The biography of Kim Rivers can be found under “Proposal 1 and 2 – Election of Directors.” The following is biographical information for our other executive officers:

Jan Reese has served as our Chief Financial Officer since 2025. Mr. Reese is a seasoned international CFO with over two decades of finance leadership experience spanning public, private equity–backed, and entrepreneurial companies. He served as Chief Financial Officer at Vimergy LLC, AVI-SPL, LLC, Tech Data Americas (now TD SYNNEX), and Motorsport Network Media LLC and has held senior finance and executive roles at Delphi Automotive (now Aptiv PLC) and Walmart International, among others. Throughout his career, he has overseen all core finance functions, led domestic and international expansion, and guided organizations through IPO- and exit readiness. Mr. Reese holds a B.A. degree from the International Business School (Germany) and an MBA degree from Bournemouth University (UK).

Eric Powers has served as our Chief Legal Officer and Corporate Secretary since 2021, after being promoted from his position as General Counsel and Corporate Secretary, a position in which he served since 2019. Prior to joining Trulieve, Mr. Powers spent 13 years, from 2005 to 2018, as an in-house attorney for Crawford & Company, a publicly-traded insurance services firm, where he served in numerous roles within the legal department, most recently as Vice President and Corporate Secretary. Mr. Powers was in private practice for over 10 years with the law firms of Troutman Sanders, from 2000 to 2005, and Capell & Howard, from 1994 to 2000, specializing in corporate and tax law. Overall, Mr. Powers brings over 30 years of legal experience to Trulieve, with a broad background in corporate law. Mr. Powers holds a J.D. degree from The University of Alabama Law School and a B.A. degree from Auburn University. Mr. Powers also received an LL.M. degree in Taxation from New York University.

Kyle Landrum has served as our Chief Production Officer since 2019, after being promoted from his position as Cultivation Manager, a position he served in since 2017. As our Chief Production Officer, Mr. Landrum oversees all aspects of our cultivation and processing. Mr. Landrum graduated from the University of Florida with a Bachelor of Science degree in Agriculture Economics and a Master’s degree in Agricultural Education. Before joining Trulieve, Mr. Landrum spent six years, from 2011 to 2017, at Rib, Inc., most recently serving as the Director of Operations. Cumulatively, Mr. Landrum has over 15 years of experience in management of multi-site operations.

Nilyum Jhala has served as our Chief Technology Officer since July 2021, and from June 2017 to July 2021 he served as Vice President of Global and Digital Technology at Hallmark Cards. Mr. Jhala has over 25 years' experience in information technology roles at large public and private high technology and national retail and CPG companies. He has experience across business and technical domains including digital and back office transformation, eCommerce, IT Architecture and business processes. Mr. Jhala previously held leadership positions at companies including Dollar Tree Inc, Lowes, and Office Depot. Mr. Jhala earned a B.E. degree in Electronics and Communications with Honors from Barkatullah University and an M.S. degree in Computer and Information Systems, from the University of South Alabama.

Jason Pernell has served as the Company’s President since February 26, 2025. Prior to that Mr. Pernell served as the Company’s Chief Information Officer since February 2019 and served as the Company’s Chief Operations Officer from

July 2015 to February 2019. Mr. Pernell has medical cannabis industry experience as a business owner in California and Oregon. For the past decade, he has owned and operated successful engineering consulting firms. Mr. Pernell earned a B.S. degree in Electrical Engineering and an MBA degree from Florida State University.

Christine Hersey has served as our Chief Corporate Affairs and Strategy Officer since January 2026, overseeing investor relations and corporate communications while shaping corporate and capital markets strategy. Prior to that, Ms. Hersey served the Company as Vice President of Investor Relations from January 2023 to December 2025, and Executive Director of Investor Relations from October 2021 to December 2022. Ms. Hersey has over 25 years of experience in corporate, buy-side, and sell side roles across a variety of industry sectors including biotech, cannabis, cleantech, and consumer retail. Prior to joining the cannabis industry in 2019, she covered global securities as an industry analyst traveling throughout the US, Europe and Asia and worked as an environmental engineer and project manager. Ms. Hersey earned a B.S. degree in Civil Engineering from Worcester Polytechnic Institute, M.S. in Civil Engineering from Northeastern University, and an MBA degree and M.S. degree in Finance from Boston College.

Brett Walsh has served as our Chief Accounting Officer since February 2026. Mr. Walsh has been with the Company since May 2021, most recently serving as the Company’s Executive Corporate Controller. Mr. Walsh previously served as the Company’s Executive Director of Financial Reporting and Technical Accounting prior to his appointment as Executive Corporate Controller. Prior to joining the Company, Mr. Walsh held corporate finance and accounting leadership positions at Welbilt, Inc. and TD SYNNEX Corporation (formerly known as Tech Data Corporation). Mr. Walsh began his career in public accounting at Ernst & Young, where he served clients in a variety of industries. Mr. Walsh holds a B.S. degree in Accounting and an M.S. degree in Accountancy from Western Michigan University and is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the compensation of our named executive officers (“NEOs”) for 2025. For 2025, our named executive officers were:

Named Executive Officer	Title
Kim Rivers	Chief Executive Officer (CEO)
Jason Pernell	President
Jan Reese (1)	Chief Financial Officer (CFO)
Ryan Blust (2)	Interim Chief Financial Officer (Interim CFO)
Wes Getman (3)	Chief Financial Officer (CFO)
Eric Powers	Chief Legal Officer (CLO)
Kyle Landrum	Chief Production Officer (CPO)

(1) Jan Reese was appointed CFO effective August 27, 2025.
(2) Ryan Blust was appointed interim CFO effective March 6, 2025, and relinquished his duties upon the appointment of Jan Reese, effective August 27, 2025.
(3) Wes Getman resigned as CFO effective March 6, 2025.

Executive Summary

Our compensation program for our named executive officers and other executive officers is designed to meet the following primary objectives:

•Management Development and Continuity. Attract, retain and motivate individuals of superior ability and managerial talent to develop, grow and manage our business by offering competitive compensation opportunities with both short-term and significant long-term components;

•Pay-for-Performance. Align executive officer compensation with the achievement of our short- and long-term corporate strategies, business objectives and with the long-term interests of our shareholders through the use of performance-based (annual cash bonus and annual equity grants) and variable compensation elements; and

•Long-Term Focus on Shareholder Value. Align executives with shareholder value creation by delivering a significant portion of our executive officers’ compensation in the form of equity-based awards that vest over multiple years.

Compensation Philosophy and Program

Our executives’ role in driving Company performance makes our NEOs highly valuable to our success. As a result, the Company executive compensation program is designed to attract, motivate, and retain highly talented executives who drive the Company’s success and enable long-term value creation by:

•growing the business while managing risk;

•linking a significant portion of our NEO's target compensation to performance-based results,

•appropriately aligning compensation with both short- and long-term Company performance, and

•strategic objectives as well as with shareholder interests.

The 2025 compensation program design and structure was consistent with last year’s disclosed programs. We believe compensation should be structured to ensure that a significant portion of the total compensation opportunity for our named executive officers is directly related to our performance and other factors that directly and indirectly influence shareholder value. The Compensation and Human Resources Committee demonstrated its pay-for-performance philosophy and alignment of executive and shareholder interests in setting executive compensation by continuing to weight compensation toward performance-based pay (over 81% at-risk pay for the CEO and approximately 65% at-risk pay for other NEOs). For 2025, our fixed compensation versus targeted variable, at-risk compensation was structured as follows for Ms. Rivers and the other named executive officers:

At risk = 81%

At risk = 65%

In evaluating our overall executive compensation program and decisions, including payouts and awards under our pay-for-performance compensation programs, the Compensation and Human Resources Committee considered a number of factors, including the achievement of both strategic enterprise and financial objectives of our company in 2025. Some specific highlights and key accomplishments considered by the Compensation and Human Resources Committee in its decision-making process included:

2025 Financial and Operational Highlights

•Revenue of $1.2 billion, with 94% of revenue from retail sales.

•Reported net loss attributable to common shareholders of $116 million.

•Adjusted EBITDA1 of $427 million, or 36% of revenue.

•Generated cash flow from operations of $273 million.

•Cash and short-term investments at year end totaled $256 million.

•Opened 11 dispensaries in 2025, increasing retail footprint to 233 retail locations nationwide at year end.

[1] Adjusted EBITDA is a measure that is not calculated or presented in accordance with generally accepted accounting principles in the United States ("GAAP"). For a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, see Item 7 "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026

Key Features of 2025 Executive Compensation Program

Our fiscal year 2025 executive compensation program continued to reflect our strong commitment to reward pay-for-performance and to align with, and continue to drive, shareholder value. Through our commitment to good governance, we continue the following practices:

What We Do	What We Don’t Do
✓ Align executive compensation with corporate and individual performance	× No guaranteed incentive awards for senior executives

✓ Balance short- and long-term incentives to discourage short-term risk-taking at the expense of long-term results	× No hedging or short sales of shares and no transactions involving derivative securities relating to shares

✓ 100% of short-term incentives tied to performance	× No tax gross-ups, including no excise tax “gross-ups” upon change in control

✓ Engage an independent advisor reporting directly to the Compensation and Human Resources Committee	× No “single-trigger” benefits upon change in control in agreements

✓ Annual bonus plan contains pre-established performance goals with payout caps	× No discounting or re-pricing of stock options without shareholder approval

Compensation of Executive Officers

Roles in Executive Compensation Determination and Governance

We utilize input from multiple sources in determining the compensation of our executive officers, with our Compensation and Human Resources Committee, its independent consultant, Meridian Compensation Partners, LLC (“Meridian”), and senior management all playing a role. The below chart highlights the primary roles and responsibilities of each party in making compensation decisions and is followed by a more detailed description of actions taken by the Compensation and Human Resources Committee and the development and use of our compensation peer group.

Responsible Party	Primary Role and Responsibilities Relating to Compensation Decisions
Compensation and Human Resources Committee (Composed solely of independent, non-employee Directors and reporting to the Board)
•Oversees and approves all of the executive compensation programs, policies, and practices, taking into account business goals and strategies, legal and regulatory developments, and evolving best practices;
•Approves performance goals for purposes of compensation decisions for the NEOs;
•Conducts an annual evaluation of the CEO’s performance in light of the performance goals and determines her compensation;
• Reviews and approves the CEO’s recommendations for compensation for the other NEOs and senior executives, making changes when deemed appropriate;
• Approves all changes to the composition of the peer group; and
•Reviews and makes recommendations to the Board with respect to Director compensation.

Independent Consultant to the Compensation and Human Resources Committee* (Meridian)
•Provides the Compensation and Human Resources Committee with analysis and advice pertaining to CEO, executive, and director compensation program design, including industry survey analysis, explanation of current and developing best practices, and regulatory changes;
•Recommends a relevant group of peer companies and appropriate sources of survey data against which to compare the competitiveness and structure of CEO, executive, and director compensation;
• Reviews any proposed changes to CEO, executive, and Director compensation program design;
• Assists with compensation disclosure materials; and
• Provides specific analysis and advice periodically as requested by the Compensation and Human Resources Committee.

Senior Management
•The CEO recommends to the Compensation and Human Resources Committee annual compensation for the other NEOs and senior executives based on her assessment of their individual and company performance;
•The CEO and CLO work with the Compensation and Human Resources Committee Chairperson to set agendas, prepare materials for Compensation and Human Resources Committee meetings, and generally attend meetings or portions of meetings, as appropriate, and prepare meeting minutes; and
• No member of management is present in Compensation and Human Resources Committee meetings when matters related to his or her individual compensation are under discussion, when the Compensation and Human Resources Committee is approving or deliberating on CEO compensation, or when the Compensation and Human Resources Committee meets in executive session.

*The Compensation and Human Resources Committee has retained Meridian as its independent executive compensation consultant to advise the Compensation and Human Resources Committee with respect to our compensation programs for non-employee directors, executive officers, and senior executives. Meridian also assisted the Compensation and Human Resources Committee with the development of a peer group against which to evaluate our executive compensation levels and our proposed equity compensation program. Meridian has not provided, and is not expected to provide, advice or assistance to us in any areas other than executive compensation. In addition, the Compensation and Human Resources Committee considered the independence of Meridian in light of SEC rules and applicable exchange listing standards, which requires Compensation and Human Resources Committees to assess the independence of their compensation consultant, legal counsel and other advisors prior to receiving advice from them. The Compensation and Human Resources Committee has reviewed its and the Company’s relationships with Meridian and has not identified any conflicts of interest.

Peer Companies

Based on the recommendation of Meridian, the Compensation and Human Resources Committee has established a peer group of 25 companies for purposes of benchmarking executive and director compensation. The group includes size-appropriate, consumer-facing general industry companies that reflect a competitive market of talent for Trulieve. In addition to consumer-facing and appropriate size, criteria for peer selection included: strong brand recognition, vertical integration, and high growth.

The Compensation and Human Resources Committee also references a subset of publicly-traded cannabis peer companies, which are included in the broader general industry group referenced above. This cannabis industry group is primarily referenced for incentive design and governance practices.

The Compensation and Human Resources Committee reviews the peer group of companies at least annually and makes adjustments to its composition, taking into account changes in both the Company’s business and the businesses of the core peer companies. The companies included in this group may change from year to year depending on various factors, including the acquisition of a referenced company, the identification of more directly comparable peers, or a material change in the size or business of Trulieve.

The Compensation and Human Resources Committee considers the level of compensation paid by the companies in our peer group as a reference point that provides a framework for its compensation decisions, and generally targets total compensation within a competitive range around the market median.

The Compensation and Human Resources Committee, taking into account the advice of Meridian, identified the following peer group of companies for 2025 based on size and business focus for comparison purposes in determining compensation:

Topgolf Callaway Brands Corp.	The Boston Beer Company, Inc.	Curaleaf Holdings, Inc.	Green Thumb Industries, Inc.	Sturm, Ruger & Company, Inc.

Columbia Sportswear Company	Sonos, Inc.	GoPro, Inc.	Cresco Labs Inc.	Purple Innovation, Inc.

Crocs, Inc.	Lancaster Colony Corporation	The Simply Good Foods Company	Verano Holdings Corp.	Tootsie Roll Industries, Inc.

Guess?, Inc.	YETI Holdings, Inc.	National Beverage Corp.	Vector Group Ltd.	Beyond Meat, Inc.

Universal Corporation	J&J Snack Foods Corp.	WW International, Inc.	MGP Ingredients, Inc.	Turning Point Brands, Inc.

Shareholder Input on Executive Compensation

At the 2025 annual meeting of shareholders, the Company provided the shareholders with the opportunity to cast an annual advisory vote to approve the Company’s executive compensation. Approximately 87.8% of the shares present by virtual attendance or represented by proxy and entitled to vote on the “2025 say-on-pay advisory vote” were voted in favor of the proposal. We have considered the 2025 say-on-pay advisory vote and believe that the support of our shareholders for the 2025 say-on-pay advisory vote indicates that our shareholders are generally supportive of our approach to executive compensation. The Company considered the outcome of the say-on-pay advisory votes when making compensation decisions regarding its NEOs for 2025 and plans to continue to consider input from shareholders in future years.

Tax and Accounting Considerations

Section 409A of the Code

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.

Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the Compensation and Human Resources Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation and Human Resources Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Section 162(m) of the Code

Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of certain executives, including each of our named executive officers. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit. This exception was repealed with the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after 2017, unless certain transition relief is available.

While the Compensation and Human Resources Committee may consider the deductibility of compensation as a factor in determining executive compensation, the Compensation and Human Resources Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives, without regard to the deductibility of compensation under it.

Accounting Standards

ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock units ("RSUs"), and performance units under our equity incentive award plans will be accounted for under ASC Topic 718. The Compensation and Human Resources Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.

Fiscal Year 2025 Compensation Elements & Philosophy

The objective of our compensation program is to provide a total compensation package to each named executive officer that will enable us to:

•Attract, motivate and retain outstanding individuals;

•Reward named executive officers for performance; and

•Align the financial interests of each named executive officer with the interests of our shareholders to encourage each named executive officer to contribute to our long-term performance and success.

Our executive compensation philosophy is focused on “pay-for-performance,” which means results above or below our expectations may result in above- or below-market compensation outcomes in any given fiscal year.
Our compensation program is primarily made up of the following direct compensation elements, which is further described below:

Element	Fixed or Variable	Purpose & Design Features
Base Salary	Fixed	To attract and retain executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.

Annual Cash Incentive	Variable At-Risk	To motivate and reward the achievement of our annual performance, based on the attainment of pre-defined financial performance objectives.

Equity Awards	Variable At-Risk	To align executives’ interests with the interests of shareholders through equity-based compensation with time-based vesting periods, and to promote the long-term retention of our executives and other key management personnel.

Benefits	Fixed	To provide attractive benefits that promote employee (and potentially family) health and wellness. Benefits are provided at a level that is the same or similar to all employees.

Base Salary

Base salaries are intended to provide an appropriate level of fixed compensation that will assist in employee retention and recruitment. Base salaries will be determined on an individual basis, taking into consideration the past, current and potential contribution to our success, the position and responsibilities of the NEOs and competitive industry pay practices for other high growth, premium brand companies of similarly sized companies in the industry.

The Compensation and Human Resources Committee typically reviews base salaries on an annual basis, referencing peer group and survey data to understand the marketplace for individuals in similar positions. No formulaic base salary increases are provided to our named executive officers; however, annual merit increases are provided when the Compensation and Human Resources Committee determines that such increases are warranted in light of national salary increase levels, salary levels within companies in our peer group, individual performance and/or overall Company performance. We pay base salaries to attract, recruit and retain qualified employees. The base salaries for 2025 for our named executive officers take into account the initial base amount set forth in the executive’s respective employment agreement, the scope of the executive’s responsibilities, individual contributions, prior experience, internal equity and sustained performance.

The base salaries of our 2025 named executive officers were as follows. Adjustments to salary were made to align cash compensation more closely within a competitive range of the market median of our peers:

Executive & Title	2024 Base Salary	2025 Base Salary	Salary Adjustment
Kim Rivers, CEO	$850,000	$850,000	$—
Jason Pernell, President	$350,000	$475,000	$125,000
Jan Reese, CFO	$—	$475,000	N/A
Ryan Blust, CFO	$270,138	$270,138	$—
Wes Getman, CFO	$475,000	$475,000	$—
Eric Powers, CLO	$400,000	$400,000	$—
Kyle Landrum, CPO	$350,000	$350,000	$—

Annual Performance-Based Cash Incentive Compensation

Annual Bonuses are awarded based on qualitative and quantitative performance standards and reward performance of each NEO. The determination of an NEO’s performance may vary from year to year depending on economic conditions and conditions in the industry in which we operate and may be based on metrics the Compensation and Human Resources Committee and management believe provide proper incentives for achieving long-term shareholder value. The Compensation and Human Resources Committee and the Board of Directors retain full discretion over performance evaluation and the amount of any bonuses to be paid to NEOs.

The Compensation and Human Resources Committee set annual performance objectives for Ms. Rivers and determined, in its discretion, the level of achievement with respect to such objectives. For 2025, such objectives are as set forth below. Further to achievement of these objectives, Ms. Rivers’ bonus is subject to a +/-20% individual modifier, determined by the Compensation and Human Resources Committee.

For the covered periods, the Compensation and Human Resources Committee authorized Ms. Rivers to set quarterly performance objectives for the NEOs (other than herself) and to determine the level of achievement with respect to such objectives. One-third of such NEOs’ target bonus opportunity is based on these quarterly performance objectives.

For the covered periods, the Compensation and Human Resources Committee established threshold, target and maximum performance metrics for our NEOs tied to revenue, Adjusted EBITDA, and cash flows from operations of the Company. For our NEOs other than Ms. Rivers, two-thirds of such NEOs’ target bonus is based on these pre-established financial targets. 100% of Ms. Rivers and Mr. Getman's target bonuses are based on these pre-established financial targets. In accordance with the terms of the respective employment agreements, at threshold achievement, 50% of our NEOs target bonus is earned. At target achievement, 100% of our NEOs target performance bonus is earned. At maximum achievement, 200% of our NEOs target bonus is earned. Each NEO has a target bonus as a percent of base salary, summarized in the employment agreement summaries and as set forth below.

Executive & Title	Target % of Base Salary
Kim Rivers, CEO	100%
Jason Pernell, President	80%
Jan Reese, CFO	80%
Ryan Blust, CFO	40%
Wes Getman, CFO	80%
Eric Powers, CLO	64%
Kyle Landrum, CPO	57%

The performance metrics adopted by the Compensation and Human Resources Committee for 2025 were as set forth in the chart below.

Target Bonus Goals & Opportunity

	Revenue	Adjusted EBITDA	Cash Flow from Operations	Bonus Percentage
Threshold	1,175,000,000	395,000,000	231,000,000	50%
Target	1,237,000,000	438,500,000	256,500,000	100%
Maximum	1,299,000,000	482,000,000	282,000,000	200%

The 2025 target bonus opportunity for the NEOs was 50% based on the revenue metric, 25% based on the Adjusted EBITDA metric, and 25% based on the cash flows from operations metric. Actual results of revenue, Adjusted EBITDA, and cash flows from operations were lower than the target in each of their respective categories above. The Compensation and Human Resources Committee determined the 2025 financial achievement compared to the 2025 goals resulted in a payment of 49% of target bonuses.

Long-Term Equity Incentive Compensation

We provide equity-based long-term incentive compensation to our named executive officers to link long-term results with our shareholders’ interests, to promote the long-term retention of our executives and key management personnel, and to ensure that such NEOs have a continuing stake in our long-term success. We grant equity incentive awards to our NEOs in conjunction with the applicable NEO’s initial hire, and at other times at the discretion of the Compensation and Human Resources Committee, and we have implemented a practice to grant annual equity awards after the close of the fiscal year.

The Compensation and Human Resources Committee believes in a balanced approach to long-term incentive compensation. Under our equity-based 2021 third amended and restated omnibus incentive plan (the “2021 Plan”), we granted our executive officers two types of awards: stock options (“Options”) and time-based RSUs. Based on a review of market data and recommendations from Meridian, each named executive officer has a targeted aggregate dollar value, which is allocated among the awards as outlined below. The Compensation and Human Resources Committee uses grants of equity awards to further our objective of a pay-for-performance compensation program to tie executive compensation to the achievement of our longer-term corporate strategies and business objectives and to the long-term interests of our shareholders.

The Board believes that incentive compensation in the form of stock option grants which vest over time is beneficial and necessary to attract and retain both senior executives and managerial talent at other levels. Furthermore, the board of directors believes stock option grants are an effective long-term incentive vehicle because they are directly tied to share price over a longer period, up to 10 years, and motivate executives to deliver sustained long-term performance and increase shareholder value, and have a time horizon that aligns with long-term corporate goals.
The table below outlines the mix of equity awards granted to our named executive officers in 2025:

Award Type	Fiscal Year 2025 Allocation Percentage	Alignment to Shareholder Interests
Options	50%	Awarded at fair market price on date of grant, and only has value if the stock price increases
RSUs	50%	Value of award dependent on our stock price

Policies and Practices Related to the Timing of Equity Awards

Although we do not have a formal policy regarding the timing of awards of stock options, stock appreciation rights, or similar option-like instruments to our NEOs included in the Summary Compensation Table, we do not make these awards or any other form of equity compensation in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on stock option, stock appreciation right or other equity award grant dates for the purpose of affecting the value of executive compensation. In 2025, no stock options, stock appreciation rights, or similar option-like instruments were granted to any of our NEOs during any period beginning four business days before filing or furnishing of a periodic report or current report disclosing material, non-public information and ending one business day after the filing or furnishing of any such report with the SEC.

In recent years, none of our NEOs has been granted any stock appreciation rights. Under the Amended 2021 Plan, we grant Options to purchase shares of our Subordinate Voting Shares to NEOs as part of their long-term equity incentive compensation. We generally grant equity awards to the NEOs at approximately the same time each year. In addition, we may choose to grant equity awards outside of the annual equity awards (e.g., as part of a new hire package or as a retention or promotional incentive). Options are granted only with an exercise price equal to or above the fair market value of our shares of Subordinate Voting Shares on the date of grant.

Indirect Compensation Elements: Health and Welfare Benefits

In addition to the primary elements of compensation described above, our NEOs also participate in employee benefits programs available to our employees generally. In addition, we provide other benefits to our NEOs on the same basis as all of our employees generally. These benefits include group health (medical, dental, and vision) insurance, group short- and long-term disability insurances, and group life insurance.

Restrictions on Hedging

Our Insider Trading and Reporting Policy prohibits our officers (including the NEOs), directors and employees from buying or selling financial instruments that are designed to hedge or offset a decrease in market value of our equity securities granted as compensation or held, directly or indirectly, by such individuals.

Clawback Policy

In November 2022, the SEC issued final rulemaking that directed the listing exchanges to adopt rules requiring listed companies to implement a clawback policy that requires recovery of incentive compensation erroneously paid during the three completed fiscal years immediately preceding the date on which a listed company is required to prepare an accounting restatement to correct an error that is material to the listed company’s previously issued financial statements. The Company intends to adopt updated clawback provisions when such rulemaking regarding recoupment policies becomes applicable to the Company.

Compensation Policies and Practices as Related to Risk Management

The Compensation and Human Resources Committee and management do not believe that the company maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the company. Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. A significant portion of the compensation provided to our employees is in the form of long-term equity-based incentives that we believe are important to help align our employees’ interests with those of our shareholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our stock price.

Executive Employment Agreements

Certain compensation paid to our NEOs reflected in the summary compensation table was provided pursuant to employment agreements entered into with the Company (together the “Employment Agreements”). The Employment Agreements generally provide for at-will employment and set forth the NEO’s initial base salary and eligibility for employee benefits. In addition, each of our NEOs is subject to confidentiality obligations and has agreed to assign to us any inventions developed during the term of their employment.

Agreement with Ms. Rivers

On August 1, 2024, we entered into an Executive Employment Agreement with Kim Rivers, our Chief Executive Officer (the “CEO Employment Agreement”). Pursuant to the CEO Employment Agreement, Ms. Rivers’ will be paid an annual base salary of $850,000 and she will be eligible for an annual bonus targeted at $850,000 based on the achievement of certain Company and individual performance goals to be established by the Compensation and Human Resources Committee.

Ms. Rivers will also be eligible to receive certain severance benefits in connection with a termination of her employment by the Company without Cause or by Ms. Rivers for Good Reason (each as defined in the CEO Employment Agreement), in each case, subject to execution of a general release of claims. If such termination occurs, Ms. Rivers shall be entitled to receive the sum of (a) two and one-half (2.5) times the sum of her base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (b) a prorated annual bonus for the current fiscal year, which shall be payable in equal installments over a thirty (30) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions (“CEO Severance”). In addition, the Company will pay COBRA premiums for Ms. Rivers (and her dependents) until the earlier of (i) the thirty (30) month anniversary of her termination date; and (ii) the date on which she either receives or becomes eligible to receive substantially similar coverage from another employer. In addition, all of Ms. Rivers’ unvested equity awards shall immediately vest; provided that any equity award that is still subject to performance-based vesting at the time of such termination will only vest when and to the extent the Compensation and Human Resources Committee certifies that the performance goals are actually met and the Company will also provide Ms. Rivers twelve (12) months of outplacement support.

If the Company terminates Ms. Rivers’ employment without Cause or she terminates her employment for Good Reason within twenty-four (24) months following a Change of Control (as defined in the CEO Employment Agreement), then Ms. Rivers shall receive the same severance described above, except that (i) the CEO Severance shall be equal to the sum of (x) three (3) times the sum of the base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (y) a prorated annual bonus for the current fiscal year, and shall be payable as a lump sum (rather than installments) on the Company’s first regular payroll date following the delivery of the general release of claims and conclusion of the revocation period and (ii) the COBRA continuation coverage shall be for a period of three (3) years. In the event any payments to Ms. Rivers would otherwise constitute a parachute payment under Section 280G of the Internal Revenue Code, the payments will be limited to the greater of (i) the dollar amount which can be paid to such named executive officer without triggering an excise tax under Section 4999 of the Internal Revenue Code or (ii) the greatest after-tax dollar amount after taking into account any excise tax incurred under Section 4999 of the Internal Revenue Code with respect to such parachute payments.

Agreement with Mr. Powers

On August 1, 2024, we entered into an Executive Employment Agreement with Eric Powers, our Chief Legal Officer. Pursuant to his employment agreement, Mr. Powers will be paid an annual base salary of $400,000 and will be eligible for an annual bonus targeted at $257,000 based on the achievement of certain Company and individual performance goals to be established by the Compensation and Human Resources Committee.

Mr. Powers will also be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by him for Good Reason (as defined in the corresponding employment agreement), subject to execution of a general release of claims. If such termination occurs, Mr. Powers shall be entitled to receive the sum of (a) two (2) times the sum of his base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (b) a prorated annual bonus for the current fiscal year, which shall be payable in equal installments over a twenty-four (24) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions. In addition, the Company will pay COBRA premiums for Mr. Powers (and his dependents) until the earlier of (i) the twenty-four (24) month anniversary of his termination date; and (ii) the date on which he either receives or becomes eligible to receive substantially similar coverage from another employer. Finally, all of Mr. Powers’ unvested equity awards shall immediately vest; provided that any equity award that is still subject to performance-based vesting at the time of such termination will only vest when and to the extent the Compensation and Human Resources Committee certifies that the performance goals are actually met.

If the Company terminates Mr. Powers’ employment without Cause or terminates his employment for Good Reason within twenty-four (24) months following a Change of Control (as defined in the corresponding employment agreement), then he shall receive the same severance described above, except that (i) the severance shall be equal to the sum of (I) two and one-half (2.5) times the sum of the base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (II) a prorated annual bonus. In the event any payments to Mr. Powers would otherwise constitute a parachute payment under Section 280G of the Internal Revenue Code, the payments will be limited to the greater of (i) the dollar amount which can be paid to such named executive officer without triggering an excise tax under Section 4999 of the Internal Revenue Code or (ii) the greatest after-tax dollar amount after taking into account any excise tax incurred under Section 4999 of the Internal Revenue Code with respect to such parachute payments.

Agreement with Mr. Pernell

In connection with Mr. Pernell’s appointment as President, Mr. Pernell entered into an employment agreement with the Company, effective as of February 26, 2025 (the “Pernell Employment Agreement”), pursuant to which, he receives an annual base salary of $475,000 per year that is paid in accordance with the Company’s regular payroll practices, subject to all customary withholding and deductions, and will also be eligible for an annual bonus targeted at $380,000 based on the achievement of certain Company goals to be established by the Compensation Committee.

Mr. Pernell will be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by Mr. Pernell for Good Reason (each as defined in the Pernell Employment Agreement), in each case, subject to execution of a general release of claims. If such termination occurs, Mr. Pernell shall be entitled to receive the sum of (a) two (2) times the sum of his base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (b) a prorated annual bonus for the current fiscal year, which shall be payable in equal installments over a twenty-four (24) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions (“President Severance”). In addition, the Company will pay COBRA premiums for Mr. Pernell (and his dependents) until the earlier of (i) the twenty-four (24) month anniversary of his termination date, and (ii) the date on which he either receives or becomes eligible to receive substantially similar coverage from another employer. In addition, all of Mr. Pernell’s unvested equity awards shall immediately vest; provided that any equity award that is still subject to performance-based vesting at the time of such termination will only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met.

If the Company terminates Mr. Pernell’s employment without Cause or he terminates his employment for Good Reason within twenty-four (24) months following a Change of Control (as defined in the Pernell Employment Agreement), then Mr. Pernell shall receive the same severance described above, except that (i) the President Severance shall be equal to the sum of (x) two and one-half times (2.5) times the sum of the base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (y) a prorated annual bonus for the current fiscal year, and shall be payable as a lump sum (rather than installments) on the Company’s first regular payroll date following the delivery of the general release of claims and conclusion of the revocation period and (ii) the COBRA continuation coverage shall be for a period of twenty-four (24) months.

Agreement with Mr. Reese

In connection with Mr. Reese’s appointment as Chief Financial Officer, Mr. Reese entered into an employment agreement with the Company, effective as of September 8, 2025 (the “Reese Employment Agreement”), pursuant to which, he receives an annual base salary of $475,000 per year that is paid in accordance with the Company’s regular payroll practices, subject to all customary withholding and deductions, and will also be eligible for an annual bonus targeted at $380,000 based on the achievement of certain Company goals to be established by the Compensation Committee.

Mr. Reese will be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by Mr. Reese for Good Reason (each as defined in the Reese Employment Agreement), in each case, subject to execution of a general release of claims. If such termination occurs, Mr. Reese shall be entitled to receive the sum of (a) two (2) times the sum of his base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (b) a prorated annual bonus for the current fiscal year, which shall be payable in equal installments over a twenty-four (24) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions (“CFO Severance”). In addition, the Company will pay COBRA premiums for Mr. Reese (and his dependents) until the earlier of (i) the twenty-four (24) month anniversary of his termination date, and (ii) the date on which he either receives or becomes eligible to receive substantially similar coverage from another employer. In addition, all of Mr. Reese’s unvested equity awards shall immediately vest; provided that any equity award that is still subject to performance-based vesting at the time of such termination will only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met.

If the Company terminates Mr. Reese’s employment without Cause or he terminates his employment for Good Reason within twenty-four (24) months following a Change of Control (as defined in the Reese Employment Agreement), then Mr. Reese shall receive the same severance described above, except that (i) the CFO Severance shall be equal to the sum of (x) two and one-half (2.5) times the sum of the base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (y) a prorated annual bonus for the current fiscal year, and shall be payable as a lump sum (rather than installments) on the Company’s first regular payroll date following the delivery of the general release of claims and conclusion of the revocation period and (ii) the COBRA continuation coverage shall be for a period of twenty-four (24) months.

Agreement with Mr. Blust

On August 1, 2024, we entered into Executive Employment Agreement with Ryan Blust, our Vice President, Finance. Pursuant to his employment agreement, Mr. Blust will be paid an annual base salary of $270,000 and will be eligible for an annual bonus targeted at $108,000 based on the achievement of certain Company and individual performance goals to be established by the Compensation and Human Resources Committee.

Mr. Blust will also be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by him for Good Reason (as defined in the corresponding employment agreement), subject to execution of a general release of claims. If such termination occurs, Mr. Blust shall be entitled to receive the sum of (a) one (1) times the sum of his base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (b) a prorated annual bonus for the current fiscal year, which shall be payable in equal installments over a twelve (12) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions. In addition, the Company will pay COBRA premiums for Mr. Blust (and his dependents), as applicable, until the earlier of (i) the twelve (12) month anniversary of his termination date; and (ii) the date on which he either receives or becomes eligible to receive substantially similar coverage from another employer. Finally, all of Mr. Blust’s unvested equity awards shall immediately vest; provided that any equity award that is still subject to performance-based vesting at the time of such termination will only vest when and to the extent the Compensation and Human Resources Committee certifies that the performance goals are actually met.

If the Company terminates Mr. Blust’s employment without Cause or either terminates his employment for Good Reason within twenty-four (24) months following a Change of Control (as defined in the corresponding employment agreement), then he shall receive the same severance described above, except that (i) the severance shall be equal to the sum of (I) one and a half (1.5) times the sum of the base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (II) a prorated annual bonus. In the event any payments to Mr. Blust would otherwise constitute a parachute payment under Section 280G of the Internal Revenue Code, the payments will be limited to the greater of (i) the dollar amount which can be paid to such named executive officer without triggering an excise tax under Section 4999 of the Internal Revenue Code or (ii) the greatest after-tax dollar amount after taking into account any excise tax incurred under Section 4999 of the Internal Revenue Code with respect to such parachute payments.

Mr. Blust served as Interim Chief Financial Officer of the Company from March 6, 2025 to September 8, 2025.

Agreement with Mr. Getman

In connection with Mr. Getman’s appointment as Chief Financial Officer, Mr. Getman entered into an employment agreement with the Company, effective as of January 1, 2024 (the “Getman Employment Agreement”), pursuant to which, he received an annual base salary of $475,000 per year that was paid in accordance with the Company’s regular payroll practices, subject to all customary withholding and deductions, and was also eligible for an annual bonus targeted at $380,000 based on the achievement of certain Company goals to be established by the Compensation Committee.

Mr. Getman was eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by Mr. Getman for Good Reason (each as defined in the Getman Employment Agreement), in each case, subject to execution of a general release of claims. If such termination occurred, Mr. Getman was entitled to receive the sum of (a) two (2) times the sum of his base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (b) a prorated annual bonus for the current fiscal year, payable in equal installments over a twenty-four (24) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions (“CFO Severance”). In addition, the Company was obligated pay COBRA premiums for Mr. Getman (and his dependents) until the earlier of (i) the twenty-four (24) month anniversary of his termination date, and (ii) the date on which he either receives or becomes eligible to receive substantially similar coverage from another employer. In addition, all of Mr. Getman’s unvested equity awards were to immediately vest; provided that any equity award subject to performance-based vesting at the time of such termination were to only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met.

If the Company terminated Mr. Getman’s employment without Cause or he terminated his employment for Good Reason within twenty-four (24) months following a Change of Control (as defined in the Getman Employment Agreement), then Mr. Getman was to receive the same severance described above, except that (i) the CFO Severance would be equal to the sum of (x) two and one-half times (2.5) times the sum of the base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (y) a prorated annual bonus for the current fiscal year, and was to be payable as a lump sum (rather than installments) on the Company’s first regular payroll date following the delivery of the general release of claims and conclusion of the revocation period and (ii) the COBRA continuation coverage shall be for a period of twenty-four (24) months. Mr. Getman resigned as CFO of the Company effective March 6, 2025, and did not receive any severance in connection with his departure.

Agreement with Mr. Landrum

On August 1, 2024, we entered into an Executive Employment Agreement with Kyle Landrum, our Chief Production Officer. Pursuant to his employment agreement, Mr. Landrum will be paid an annual base salary of $350,000 and will be eligible for an annual bonus targeted at $200,000 based on the achievement of certain Company and individual performance goals to be established by the Compensation and Human Resources Committee.

Mr. Landrum will also be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by him for Good Reason (as defined in the corresponding employment agreement), subject to execution of a general release of claims. If such termination occurs, Mr. Landrum shall be entitled to receive the sum of (a) one and one half (1.5) times the sum of his base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (b) a prorated annual bonus for the current fiscal year, which shall be payable in equal installments over a eighteen (18) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions. In addition, the Company will pay COBRA premiums for Mr. Landrum (and his dependents), as applicable, until the earlier of (i) the eighteen (18) month anniversary of his termination date; and (ii) the date on which he either receives or becomes eligible to receive substantially similar coverage from another employer. Finally, all of Mr. Landrum’s unvested equity awards shall immediately vest; provided that any equity award that is still subject to performance-based vesting at the time of such termination will only vest when and to the extent the Compensation and Human Resources Committee certifies that the performance goals are actually met.

If the Company terminates Mr. Landrum’s employment without Cause or either terminates his employment for Good Reason within twenty-four (24) months following a Change of Control (as defined in the corresponding employment agreement), then he shall receive the same severance described above, except that (i) the severance shall be equal to the sum of (I) two times the sum of the base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (II) a prorated annual bonus. In the event any payments to Mr. Landrum would otherwise constitute a parachute payment under Section 280G of the Internal Revenue Code, the payments will be limited to the greater of (i) the dollar amount which can be paid to such named executive officer without triggering an excise tax under Section 4999 of the Internal Revenue Code or (ii) the greatest after-tax dollar amount after taking into account any excise tax incurred under Section 4999 of the Internal Revenue Code with respect to such parachute payments.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers during years ended 2025, 2024, and 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock awards ($) (2)	Option awards ($) (3)	Non-equity incentive plan compensation ($) (4)	All other compensation ($) (5)	Total ($)
Kim Rivers Chief Executive Officer	2025	850,000	17,893	1,150,001	1,129,640	4,416,500	24,374	7,588,408
	2024	850,000	17,893	1,275,000	1,274,391	1,700,000	25,989	5,143,273
	2023	750,000	11,638	780,252	870,308	941,250	3,765	3,357,213

Jason Pernell President	2025	475,000	17,893	375,000	368,360	217,312	31,758	1,485,323
	2024	350,000	17,893	375,000	374,819	290,791	38,031	1,446,534
	2023	225,000	17,893	—	—	—	17,285	260,178

Jan Reese (6) Chief Financial Officer	2025	127,885	—	—	—	63,787	1,047	192,719
	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—

Ryan Blust (7) Chief Financial Officer	2025	270,138	8,957	189,096	185,752	92,152	25,459	771,554
	2024	270,138	8,957	182,880	182,789	160,092	19,164	824,020
	2023	261,250	14,003	101,202	112,884	112,773	16,986	619,098

Wes Getman (8) Chief Financial Officer	2025	124,231	—	—	—	—	38,707	162,938
	2024	475,000	—	375,000	374,819	760,000	40,446	2,025,265
	2023	—	—	—	—	—	—	—

Eric Powers Chief Legal Officer	2025	400,000	17,893	375,000	368,360	159,180	58,863	1,379,296
	2024	400,000	17,893	359,000	358,828	428,390	37,626	1,601,737
	2023	367,500	17,949	229,485	255,972	296,964	3,765	1,171,635

Kyle Landrum Chief Production Officer	2025	350,000	17,893	375,000	368,360	148,458	27,681	1,287,392
	2024	350,000	17,893	375,000	374,819	289,479	26,601	1,433,792
	2023	315,000	17,949	229,485	255,972	182,207	3,765	1,004,378

(1) Represents discretionary bonus amounts paid.
(2) Represents the grant date fair value of restricted stock unit awards granted in fiscal years 2025, 2024, and 2023 in accordance with ASC Topic 718.
(3) Represents the grant date fair value of option awards granted in fiscal years 2025, 2024, and 2023 in accordance with ASC Topic 718, which includes the use of the "simplified" method due to our limited trading history.

(4) Represents non-equity incentive plan compensation for each fiscal year based on achievement of qualitative and quantitative performance objectives for each fiscal year as determined by the Compensation and Human Resources Committee.

(5) 2025 and 2024 include employer paid portions of premiums for life, dental, and vision insurance, while 2024 also includes 401k match contributions and a health reimbursement arrangement (HRA). 2023 includes employer paid portions of premiums for certain benefits.

(6) Mr. Reese's employment with the Company began on September 8, 2025.
(7) Mr. Blust was appointed interim CFO effective March 6, 2025, and relinquished his duties upon the appointment of Mr. Reese, effective September 8, 2025.
(8) Mr. Getman resigned as CFO effective March 6, 2025.

Grant of Plan-Based Awards

The following table provides information regarding the grants of plan-based awards made in 2025 to our named executive officers. There were no estimated future payouts under equity incentive plans. Reese and Getman received no grants of equity or non-equity awards by the Company during 2025 and are omitted from the table below.

		Estimated Future Payouts Under Non-Equity Incentive Plans			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($ per share)	Grant date fair value of stock and option awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Kim Rivers	3/25/2025 (1)					475,374	$4.03	$1,129,640
	7/17/2025 (2)				285,360			$1,150,001
	N/A (3)	$425,000	$850,000	$1,700,000
Jason Pernell	3/25/2025 (1)					155,013	$4.03	$368,360
	7/17/2025 (2)				93,052			$375,000
	N/A (3)	$190,000	$380,000	$760,000
Ryan Blust	3/25/2025 (1)					78,168	$4.03	$185,752
	7/17/2025 (2)				46,922			$189,096
	N/A (3)	$54,028	$108,055	$216,110
Eric Powers	3/25/2025 (1)					155,013	$4.03	$368,360
	7/17/2025 (2)				93,052			$375,000
	N/A (3)	$128,500	$257,000	$514,000
Kyle Landrum	3/25/2025 (1)					155,013	$4.03	$368,360
	7/17/2025 (2)				93,052			$375,000
	N/A (3)	$100,000	$200,000	$400,000

(1) The amounts shown reflect the number of shares underlying stock options granted to the NEOs in 2025. See footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table for a description of the vesting schedule of the stock options reported in this table.

(2) The amounts shown reflect the number of shares underlying RSU awards granted to the NEOs in 2025. See footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table for a description of the vesting schedule of the RSUs reported in this table.

(3) The amounts shown in this row reflect the estimated threshold, target, and maximum amounts that could have been paid to the NEO under the 2025 annual cash incentive program, the material terms of which are described above under “Annual Performance-Based Cash Incentive Compensation.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards for each of our named executive officers as of December 31, 2025. Reese had no equity awards outstanding as of December 31, 2025 and is omitted from the table below.

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of unearned shares, units or other rights that have not vested (#)	Market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Kim Rivers	1/4/2021 (1)	46,856	—	33.42	1/4/2026	—	—
	9/29/2021 (2)	172,962	—	26.88	12/31/2027	—	—
	2/24/2022 (2)	185,618	—	21.48	2/24/2029	—	—
	7/25/2023 (2)	435,154	—	3.99	2/24/2030	—	—
	3/8/2024 (2)	153,912	76,956	10.00	3/8/2031	63,750	553,988
	(2) (4)	158,458	316,916	4.03	3/24/2032	285,360	2,479,778
Jason Pernell	1/4/2021 (1)	19,358	—	33.42	1/4/2026	—	—
	3/8/2024 (2)	45,268	22,634	10.00	3/8/2031	18,750	162,938
	(2) (4)	51,671	103,342	4.03	3/24/2032	93,052	808,622
Ryan Blust	1/4/2021 (1)	7,497	—	33.42	1/4/2026	—	—
	9/29/2021 (2)	19,458	—	26.88	12/31/2027	—	—
	2/24/2022 (2)	24,860	—	21.48	2/24/2029	—	—
	7/25/2023 (2)	56,442	—	3.99	2/24/2030	—	—
	3/8/2024 (2)	22,076	11,038	10.00	3/8/2031	9,144	79,461
	(2) (4)	26,056	52,112	4.03	3/24/2032	46,922	407,752
Wes Getman	3/8/2024 (2)	22,634	45,268	10.00	3/8/2031	37,500	325,875
Eric Powers	1/4/2021 (1)	21,420	—	33.42	1/4/2026	—	—
	9/29/2021 (2)	46,329	—	26.88	12/31/2027	—	—
	2/24/2022 (2)	49,719	—	21.48	2/24/2029	—	—
	7/25/2023 (2)	127,986	—	3.99	2/24/2030	—	—
	3/8/2024 (2)	43,336	21,669	10.00	3/8/2031	17,950	155,986
	(2) (4)	51,671	103,342	4.03	3/24/2032	93,052	808,622
Kyle Landrum	1/4/2021 (1)	21,072	—	33.42	1/4/2026	—	—
	9/29/2021 (2)	46,329	—	26.88	12/31/2027	—	—
	2/24/2022 (2)	49,719	—	21.48	2/24/2029	—	—
	7/25/2023 (2)	127,986	—	3.99	2/24/2030	—	—
	3/8/2024 (2)	45,268	22,634	10.00	3/8/2031	18,750	162,938
	(2) (4)	51,671	103,342	4.03	3/24/2032	93,052	808,622

(1) This award consists of stock options with vesting of 15% in year one, 25% in year two and 40% in year three.
(2) The option awards consist of stock options that vest in equal amounts over a period of three years. The stock awards consist of restricted stock units with vesting of 50% in year two and 50% in year three.

(3) Market value based on $8.69 per share, which was the closing market price of the Subordinate Voting Shares (TCNNF) on December 31, 2025, the last business day of 2025.
(4) This award consists of Options granted on March 25, 2025 and RSUs granted on July 17, 2025.

Option Exercises and Stock Vested

The following table sets forth information regarding all stock awards vested and the value realized upon vesting by our NEOs during the year ended December 31, 2025. There were no exercises of stock options by the NEOs during the year ended December 31, 2025. Reese and Getman had no stock awards vested as of December 31, 2025 and are omitted from the table below.

Name	Stock awards
	Number of shares acquired on vesting (#) (1)	Value realized on vesting ($)
Kim Rivers	161,526	$870,625
Jason Pernell	18,750	101,063
Ryan Blust	21,826	117,642
Eric Powers	46,707	251,751
Kyle Landrum	47,507	256,063

(1) The value realized upon vesting is equal to the number of shares vesting multiplied by the closing market price of our common stock on the vesting date.

Pension Benefits

The named executive officers do not participate in any pension plans and received no pension benefits during 2025.

Nonqualified Deferred Compensation

The named executive officers do not participate in any nonqualified deferred compensation plans and received no nonqualified deferred compensation during 2025.

Estimate of Potential Payments Upon Termination or Change in Control

The severance benefits for our NEOs are provided under individual employment agreements and, in certain cases, equity award agreements. Upon any termination of employment, each NEO will be entitled to receive, within thirty days following termination, any accrued and vested payments and benefits that have not yet been paid, including unpaid base salary earned and reimbursement for any unreimbursed business expenses (collectively, the “Accrued Benefits”). Additionally, depending on the type of termination, each NEO may be entitled to receive severance payments in addition to the Accrued Benefits.

The narrative disclosure above describes the severance or change in control benefits that each NEO would be entitled to receive in addition to the Accrued Benefits (in the case of a termination of employment), and these severance benefits are quantified in the Estimate Potential Payments Upon Termination or Change in Control table below. Unless otherwise indicated, the narrative disclosure and the amounts estimated in the table below assume that the relevant triggering event (a termination of employment or change in control, as applicable) occurred on December 31, 2025, and are based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The terms “cause,” “good reason,” “disability,” and “change in control” in this section have the meanings provided in the applicable employment agreement or equity award agreement.

The table below assumes that any equity awards that vest in connection with the applicable triggering event and values equity awards based on the closing price of one Subordinate Voting Share on December 31, 2025 of $8.69.

In the event any benefits or payment amounts constitute an “excess parachute” payment as defined in Section 280G of the Internal Revenue Code, the NEO will receive the better of, on an after-tax basis, (a) the unreduced excess parachute payment with no tax gross up payment, or (b) a parachute payment reduced to a level below which an excise tax is imposed.

Getman resigned as Chief Financial Officer and his employment with the Company prior to December 31, 2025. Getman received no severance payments or benefits in connection with his termination and therefore has been omitted from the table below.

Name	Type of Payment	Termination for Death or Disability ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason Absent a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)	Change in Control ($) (3)
Kim Rivers	Cash	—	—	6,541,500	6,966,500	—
	Stock Incentives (1)	4,510,595	—	4,510,595	4,510,595	4,510,595
	Other Benefits (2)	—	—	26,117	26,117	—
	Total	4,510,595	—	11,078,212	11,503,212	4,510,595
Jason Pernell	Cash	—	—	1,330,000	1,567,500	—
	Stock Incentives (1)	1,453,134	—	1,453,134	1,453,134	1,453,134
	Other Benefits (2)	—	—	26,117	26,117	—
	Total	1,453,134	—	2,809,251	3,046,751	1,453,134
Jan Reese	Cash	—	—	1,207,000	1,444,500	—
	Stock Incentives (1)	—	—	—	—	—
	Other Benefits (2)	—	—	26,117	26,117	—
	Total	—	—	1,233,117	1,470,617	—
Ryan Blust	Cash	—	—	378,193	513,262	—
	Stock Incentives (1)	730,055	—	730,055	730,055	730,055
	Other Benefits (2)	—	—	26,117	26,117	—
	Total	730,055	—	1,134,365	1,269,434	730,055
Eric Powers	Cash	—	—	1,057,000	1,257,000	—
	Stock Incentives (1)	155,986	—	155,986	155,986	155,986
	Other Benefits (2)	—	—	26,117	26,117	—
	Total	155,986	—	1,239,103	1,439,103	155,986
Kyle Landrum	Cash	—	—	725,000	900,000	—
	Stock Incentives (1)	162,938	—	162,938	162,938	162,938
	Other Benefits (2)	—	—	26,117	26,117	—
	Total	162,938	—	914,055	1,089,055	162,938

(1) With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated Subordinate Voting Shares underlying the options by $8.69, the closing trading price of our common stock on December 31, 2025, and (ii) subtracting the aggregate exercise price for the options. Options that were “underwater” were not included as they do not have a positive aggregate spread value. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $8.69, the closing trading price of our common stock on December 31, 2025.

(2) Reflects actual cost of COBRA as in effect as of December 31, 2025, based on each officer’s elections with respect to our health insurance plans.
(3) Pursuant to the terms of the Company's Amended 2021 Plan, all outstanding awards will be accelerated to the extent such awards are not replaced with replacement awards. For purposes of calculation of this column, we have assumed full acceleration of outstanding equity awards.

CEO Pay Ratio Disclosure

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all our employees (other than our chief executive officer). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2025, our chief executive officer’s annual total compensation was $7,588,408 and the median employee’s annual total compensation was $31,259. Accordingly, our CEO Pay Ratio for 2025 was approximately 243 to 1. Our CEO Pay Ratio is described below.

Methodology, Assumptions, and Estimates Used in Determining our CEO Pay Ratio

We selected December 31, 2025 as the date for determining the employee population used to identify the median employee. To identify the Company’s median employee, we used actual 2025 taxable wages paid to each employee (both hourly and salaried) as of December 31, 2025. We believe this consistently applied compensation measure reasonably reflects annual compensation across the Company’s employee base. As of December 31, 2025, we had approximately 5,000 active employees (excluding our chief executive officer), consisting of full-time, part-time, seasonal, and temporary employees. We did not make any other assumptions, adjustments or estimates with respect to compensation. For this purpose, we did not annualize the wages of any individuals who were employed less than the full calendar year.

After identifying the Company’s median employee, we calculated the median employee’s and the chief executive officer’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Because Item 402(u) of Regulation S-K permits companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect a company’s employee population and compensation practices, we believe that our CEO Pay Ratio should not be used as a basis for comparison between companies. In addition, we expect our CEO Pay Ratio may vary year over year due to the size of the Company and the variability in employee compensation.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our professional employer organization ("PEO") and to our other non-PEOs and certain financial performance of the Company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (1)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (1)(2)	Value of Initial Fixed $100 Investment Based on:		Net (Loss) Income Attributable to Common Shareholders (in thousands) ($) (5)(6)	Adjusted EBITDA (in thousands) ($) (6)
					Total Shareholder Return ($) (3)	Peer Group Total Shareholder Return ($) (3)(4)
2025	7,588,408	11,719,564	879,870	1,633,469	27.48	26.90	(116,381)	427,299
2024	5,143,273	3,492,068	1,638,637	1,200,766	16.39	21.50	(155,105)	420,230
2023	3,357,213	3,774,319	682,277	823,327	16.48	36.44	(526,796)	322,334
2022	3,904,952	(656,152)	1,364,774	33,782	23.94	33.11	(246,064)	398,249
2021	8,054,480	7,141,567	2,051,237	1,519,953	82.26	79.23	18,032	384,796

(1) The PEO for all covered years was Kim Rivers. The non-PEOs in 2025 were Jason Pernell, Jan Reese, Ryan Blust, Wes Getman, Eric Powers, and Kyle Landrum. The non-PEOs in 2024 were Wes Getman, Eric Powers, Kyle Landrum and Nilyum Jhala. The non-PEO NEOs in 2023 were Ryan Blust, Tim Mullany, Alex D'Amico, Eric Powers, Tim Morey and Kyle Landrum. The non-PEO NEOs in 2022 were Alex D’Amico, Eric Powers, Timothy Morey and Kyle Landrum. The non-PEO NEOs in 2021 were Alex D'Amico and Eric Powers.

(2) Amounts reported in this column are based on total compensation reported for our PEO and our non-PEO NEOs in the Summary Compensation Table for the indicated reporting and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

(3) Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period, or December 31, 2020.

(4) Competitor peer group is composed of the following companies: Cresco Labs Inc.; Curaleaf Holdings Inc. and Green Thumb Industries Inc. Verano Holdings Corp. is not included in the above peer group as they were not a public reporting company until 2021. Amounts reported in this column represent cumulative returns on an initial $100 investment in each peer group company on December 31, 2020.

(5) The dollar amounts reported represent the amount of net income (loss) attributable to common shareholders reflected in our audited financial statements for the applicable year.
(6) These values reflect immaterial adjustments to previously issued consolidated financial statements that we filed in our Form 10-K for the years ended December 31, 2022 and December 31, 2021.

Compensation Actually Paid—Adjustments
Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

For the year ended December 31, 2025 the adjustments were as follows:

	CEO	Average of NEOs
Summary Compensation Table Reported Compensation	$7,588,408	$879,870
Deduct: Grant date fair values of equity awards reported in “Stock Awards” column of the SCT for the covered FY (b)	$2,279,641	$434,155
Deduct: For any awards granted in any prior FY that were forfeited during the covered FY, the fair value at the end of the prior FY	$—	$—
Add: Fair values as of the end of the covered FY of all equity awards granted during the covered FY that are outstanding and unvested as of the end of such covered FY	$4,608,776	$877,735
Add: The change in fair value (whether positive or negative) as of the end of the covered FY of any equity awards granted in any prior FY that are outstanding and unvested as of the end of such covered FY	$(118,798)	$(20,062)
Add: For awards that are granted and vest in the same FY, the fair value as of the vesting date	$1,023,760	$194,974
Add: The change in fair value (whether positive or negative) as of the vesting date of any awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	$897,059	$135,107
Total Compensation Actually Paid	$11,719,564	$1,633,469

Financial Performance Measures

As described in greater detail above in the “Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. The metrics that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our named executive officers to increase the value of our enterprise for our shareholders. At this time, we only use two specific financial measures for purposes of determining “compensation actually paid.” As a result, we are not able to, as stipulated by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, provide at least three financial performance measures that in our assessment represent the most important performance measures we use to link “compensation actually paid” to our named executive officers to company performance for 2025. The most important financial performance measures used by us to link executive compensation actually paid to our named executive officers, for the most recently completed fiscal year, to our performance are as follows:

Most Important Financial Measures Linking Trulieve NEO Pay to Company Performance
Adjusted EBITDA
Revenue
Cash Flow from Operations
Relationship Disclosure
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Relationship Between Compensation Actually Paid, Trulieve Cumulative TSR and Peer Group Cumulative TSR
The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the average Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR and cumulative TSR of our peer group over the five most recently completed fiscal years.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
TSR
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
$82
$79
$33
$24
$36
$16
$22
$16
$27
$27
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEOs
Trulieve Cumulative Total Shareholder Return
Peer Group Total Shareholder Return

Relationship Between Compensation Actually Paid and Net Income (Loss) Attributable to Common Shareholders
The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s net income (loss) attributable to common shareholders over the five most recently completed fiscal years.

Compensation Actually Paid vs. Net Income (Loss) Attributable to Common Shareholders
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
-$1,000
Compensation Actually Paid (in thousands)
$300,000
$0
-$300,000
-$600,000
-$900,000
Net Income (Loss) Attributable to Common Shareholders (in thousands)
$7,142
$1,520
$18,032
($656)
$34
($246,064)
$3,774
$823
($526,796)
$3,492
$1,201
($155,105)
$1,633
($116,381)
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEOs
Trulieve Net Income (Loss) Attributable to Common Shareholders

Relationship Between Compensation Actually Paid and Adjusted EBITDA
The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s Adjusted EBITDA over the five most recently completed fiscal years.

Compensation Actually Paid vs. Adjusted EBITDA
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
-$1,000
Compensation Actually Paid (in thousands)
$480,000
$420,000
$360,000
$300,000
$240,000
Adjusted EBITDA (in thousands)
$7,142
$1,520
($656)
$34
$3,774
$823
$3,492
$1,201
$1,633
$384,796
$398,249
$322,334
$420,230
$427,299
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEOs
Adjusted EBITDA

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2025, concerning shares of our common stock authorized for issuance under our equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	10,809,614	$10.10	17,081,672
Equity compensation plans not approved by shareholders	198,431	$34.63	—
Total equity compensation plans	11,008,045
Director Compensation Table
The following table provides information concerning the compensation of each non-employee director who served on Company’s board of directors in 2025. Company employees did not receive compensation for serving as directors.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (3)	Option Awards ($) (4)	Total ($)
Thad Beshears (1)	75,000	76,673	73,616	225,289
Matthew Foulston (2)	37,500	74,998	75,059	187,557
Peter Healy	112,500	76,673	73,616	262,789
Richard May	75,000	76,673	73,616	225,289
Thomas Millner	95,000	76,673	73,616	245,289
Jane Morreau	75,000	76,673	73,616	225,289
Susan Thronson	90,000	76,673	73,616	240,289

(1) Thad Beshears elected not to stand for re-election and his term as a director of the Company ended on June 9, 2026, at which time all of his vested RSUs will be settled due to his separation from service.

(2) Represents the grant date fair value of 11,329 RSUs and 18,859 option awards granted to Foulston in 2025, computed in accordance with FASB ASC Topic 718. As of December 31, 2025, all option awards were vested.

(3) Represents the grant date fair value of 18,610 RSUs granted to each director in 2025, computed in accordance with FASB ASC Topic 718.
(4) Amounts represent the grant date fair value of 32,430 option awards granted to each of our directors in 2025, computed in accordance with FASB ASC Topic 718. As of December 31, 2025, all option awards were vested.

Director Compensation Program

The Company adopted a board of directors compensation program which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of our stock to further align their interests with those of our shareholders. The program provides the following compensation for non-employee directors:
•An annual retainer of $75,000;
•An annual retainer of: (1) $25,000 for the Lead Director, (2) $20,000 for the chair of the Audit Committee, (3) $15,000 for the chair of the Compensation and Human Resources Committee and (4) $12,500 for the chair of the Nominating and Corporate Governance Committee;

•An equity retainer with a value of approximately $150,000 (based on the fair market value of a share of common stock on the determination date) payable 50% in the form of stock options and 50% in the form of restricted stock units, granted upon initial election to the Board and then annually each year.
•The Compensation and Human Resources Committee reviewed its director compensation program in late 2025 and recommended adjustments to the program, based on peer group market data. In connection with these changes, our non-executive directors are newly subject to stock ownership guidelines at three times the annual cash retainer.
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the such Section 16(a) reports filed electronically with the SEC during or with respect to the year ended December 31, 2025 and written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2025, the officers, directors and 10% Holders timely filed all reports they were required to file under Section 16(a), other than (i) a number of Forms 4 filed on March 28, 2025 reporting stock option awards granted to our directors and executive officers, which were not timely filed, and (ii) a number of Forms 4 filed on December 8, 2025 reporting shares withheld for payment of tax liability in connection with the vesting of restricted stock units held by executive officers, which were not timely filed.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on such review and discussion, the Compensation and Human Resources Committee recommended to the board (and the board has approved) that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation and Human Resources Committee of the Board
Susan Thronson (Chair)
Thad Beshears
Matthew Foulston
Peter Healy
Richard May

PROPOSAL 3: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding shareholder vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.
Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing shareholders with the opportunity to approve the following non-binding, advisory resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The Board unanimously recommends a vote FOR this resolution.
We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.
The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation and Human Resources Committee. However, the Compensation and Human Resources Committee does value the opinions of our shareholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

PROPOSAL 4: APPOINTMENT OF AUDITORS
The members of the audit committee of our Board (the “Audit Committee”) and our Board believe the retention of Withum as our independent registered accounting firm for the ensuing year is in the best interests of the Company and our shareholders. Ratification requires the receipt of “FOR” votes constituting a majority of the shares cast by the shareholders who vote in respect of this proposal.

Change in Independent Registered Public Accounting Firm

On March 25, 2024, the Audit Committee of our Board approved the dismissal of Marcum LLP (“Marcum”) as our independent registered public accounting firm and appointed WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024. During our 2023 fiscal year, Marcum served as our independent accountant and reported on our consolidated financial statements for that year. Prior to the Audit Committee’s appointment of Withum, Marcum had been our independent auditor at all times since July 5, 2021. On March 29, 2024, the Company filed a Current Report on Form 8-K (the "March 2024 Form 8-K") disclosing the change from Marcum to Withum. Marcum’s audit reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Marcum's report on the effectiveness of internal control over financial reporting as of December 31, 2023 expressed an adverse opinion due to the existence of material weaknesses.

During the fiscal year ended December 31, 2023, and the subsequent interim period through March 25, 2024, the date of Marcum's dismissal: (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for such year, and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses in the Company’s internal control over financial reporting related to (1) ineffective information technology general controls ("ITGCs") in the areas of user access and change management over certain information technology systems that support the Company’s financial reporting process as of December 31, 2023, and (2) ineffective design, implementation, and documentation of management review controls related to the valuation of inventory as of December 31, 2023, and (3) ineffective design of controls to identify and evaluate the existence of, and accounting for, variable interest entities as of December 31, 2022, which was remediated as of September 30, 2023. The foregoing material weaknesses were discussed between the Audit Committee and Marcum, and the Company authorized Marcum to respond fully to the inquiries of the successor independent registered public accounting firm concerning the foregoing material weaknesses and all other matters. The Company remediated the material weaknesses (1) and (2) outlined above as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Marcum with a copy of the disclosures it made in the March 2024 Form 8-K. The Company requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Marcum agreed with the statements made by the Company therein and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter dated March 29, 2024 is attached as Appendix A hereto.

The appointment of Withum was ratified by the shareholders at the 2025 annual meeting of shareholders. The Board and the members of the Audit Committee believe that the retention of Withum as the Company’s independent auditor for the fiscal year ending December 31, 2026 is in the best interests of the Company and its shareholders. We expect that representatives of Withum will attend the Meeting and will have the opportunity to make a statement if they so desire.

During the Company’s fiscal years ended December 31, 2025 and 2024, neither the Company nor anyone acting on its behalf consulted with Withum or Marcum regarding any of the matters described in items 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Independent Accountant Fees and Services

Withum has served as our independent registered public accounting firm since March 28, 2024. The engagement of Withum was approved by the Audit Committee. Withum completed audits of the Company's financial statements for the years ended December 31, 2025 and 2024.

The following table presents fees for professional services and other services rendered by Withum, our independent registered public accounting firm, for the years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees	$4,123,260	$3,744,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees Paid	$4,123,260	$3,744,000

Audit fees. Audit fees consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements and include fees for professional services rendered in connection with the annual reports. Audit fees also consist of fees and related expenses billed for professional services rendered for the review of the quarterly financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements and include fees for professional services rendered in connection with the quarterly reports. Finally, audit fees include fees and related expenses associated with the issuance of consents by our independent registered public accounting firm to be named in our prospectuses and/or registration statements and to the use of their audit report in the prospectuses and/or registration statements.

Audit-related fees. Audit-related fees consist of fees and related expenses billed for assurance and related services (e.g., due diligence services) that traditionally are performed by the independent accountant more specifically, these services would include, among others: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Tax fees. Tax fees consist of fees for services related to tax compliance and tax due diligence.

All Other Fees. All other fees represent fees for products and services provided by our auditor that are not included in the service categories above.

Pre-approval Policies and Procedures

Our Audit Committee has established a policy of reviewing, in advance, and either approving or not approving, all audit, audit-related, tax and other non-audit services that our independent registered public accounting firm provides to us. This policy requires that all services received from independent registered public accounting firms be approved in advance by the Audit Committee. The Audit Committee has delegated pre-approval responsibility to the Chair of the Audit Committee with respect to non-audit related fees and services.

Our Audit Committee has determined that the provision of the services as set out above is compatible with the maintaining of our auditor's independence in the conduct of their auditing functions.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by Trulieve Cannabis Corp. under the Exchange Act.

The primary purpose of the Audit Committee is to assist the Company’s Board in fulfilling its responsibilities for oversight of financial, audit and accounting matters. The Audit Committee reviews the financial reports and other financial information provided by the Company to regulatory authorities and its shareholders, as well as reviews the Company’s system of internal controls regarding finance and accounting, including auditing, accounting and financial reporting processes.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management. The Audit Committee has also discussed with Withum, the Company’s independent registered public accounting firm for the year ended December 31, 2025, the matters required to be discussed under applicable auditing standards, including Auditing Standard No. 1301. In addition, the Audit Committee discussed with Withum its independence, and received from Withum the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board. Finally, the Audit Committee discussed with Withum, with and without management present, the scope and results of Withum’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to the Board that such audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Audit Committee of the Board

Thomas Millner (Chair)
Matthew Foulston
Peter Healy
Jane Morreau

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF OUR AUDITORS IN PROPOSAL 4.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

Availability of Form 10-K and Annual Report to Shareholders

Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Conduct, Corporate Governance Guidelines and the charters of the Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, www.trulieve.com, or may be requested in print, at no cost, by mail at Investor Relations, Trulieve Cannabis Corp., 3494 Martin Hurst Road, Tallahassee, Florida, 32312.

Where to Find Additional Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is investors.trulieve.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

Cost of Proxy Solicitation

The Company is paying the expenses of this solicitation. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

APPENDIX A - Predecessor Auditor Letter

March 29, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by Trulieve Cannabis Corp. under Item 4.01 of its Form 8-K dated March 25, 2024. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Trulieve Cannabis Corp. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

A-1

Proxy Card:

TRULIEVE CANNABIS CORP.
ATTN: CORPORATE SECRETARY
3494 MARTIN HURST RD
TALLAHASSEE, FL 32312

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/TCNNF2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 8, 2026. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93958-P52030

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**TRULIEVE CANNABIS CORP.**

**The Board of Directors recommends you vote FOR the following proposals:**

| | For | Against | Abstain |
|---|---|---|---|
| 1. Number of Directors: To set the number of directors of the Company at seven (7). | ☐ | ☐ | ☐ |

2. Election of Directors

| **Nominees:** | **For** | **Withhold** |
|---|---|---|
| 2a. Matthew Foulston | ☐ | ☐ |
| 2b. Peter Healy | ☐ | ☐ |
| 2c. Richard May | ☐ | ☐ |
| 2d. Thomas Millner | ☐ | ☐ |
| 2e. Jane Morreau | ☐ | ☐ |
| 2f. Kim Rivers | ☐ | ☐ |
| 2g. Susan Thronson | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 3. Advisory (Non-Binding) vote on the compensation of the Company's named executive officers (Say-on-Pay). | ☐ | ☐ | ☐ |
| 4. To ratify the selection by the Audit Committee of the Board of WithumSmith+Brown, PC as auditors for the Company for the year ending December 31, 2026. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V93959-P52030

**TRULIEVE CANNABIS CORP.**
**Form of Proxy – Annual Meeting to be held on June 9, 2026**

**Appointment of Proxyholder**
I/We being the undersigned holder(s) of **Trulieve Cannabis Corp.** hereby appoint **Kim Rivers** or, failing her, **Eric Powers**

**OR**

**Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein:**

as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Trulieve Cannabis Corp. to be held via live webcast at www.virtualshareholdermeeting.com/TCNNF2026 at 11:00 A.M. ET on June 9, 2026 or at any adjournment or postponement thereof.

**This form of proxy is solicited by and on behalf of the board of directors.**

**Proxies must be received by 11:59 P.M., ET, on June 8, 2026.**

**Notes to Proxy**

1. **Each holder has the right to appoint a person, who need not be a holder, to attend and represent him or her at the Annual Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided.**
2. If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3. This proxy should be signed in the exact manner as the name appears on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed to the holder.
5. The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the board of directors.
6. **The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.**

**Continued and to be signed on reverse side**